Exhibit 4.4

Amendment agreement No.6

to Facility agreement No.85/13-B dd. April 26th 2013

Moscow	April 20th 2020

Gazprombank (Joint Stock Company), general license No 354, hereinafter referred to as the “Creditor” or “Bank”, represented by Deputy Chairman of the Management Board, Muranov Alexander Yurievich, acting by virtue of Power of attorney No. D-01/1545 dd. March 28th 2019, on the one hand, and

Yakutugol Joint-Stock Holding Company, represented by Chief Executive Officer of Mechel Mining Management Company, Limited liability company, Khafizov Igor Valerievich, acting by virtue of the agreement on the assignment of powers of the executive body of the management company dd. October 21st 2013, on the other hand, collectively referred to as the “Parties”, have signed this amendment agreement (hereinafter referred to as the “Amendment agreement”) to Facility agreement No.85/13-B dd. April 26th 2013 (hereinafter referred to as the “Facility agreement”) and agreed upon the following:

1 AMENDMENTS AND ALTERATIONS TO THE FACILITY AGREEMENT

1.1 The Parties hereby agree to amend and restate the Facility agreement to get a new version of it (hereinafter referred to as the “Amended facility agreement”) as per Appendix No.1 hereto.

1.2 The obligations of the Parties under the Facility agreement shall remain unchanged the way they are stipulated in this Amendment agreement and in the Amended facility agreement upon fulfillment of the Conditions precedent listed in clause 3 hereof starting from the date stated in the Creditor’s notification of the fulfillment of the Conditions precedent hereto filed in accordance with clause 3.3 hereof (hereinafter referred to as the “Effective date No.2”).

2 WARRANTIES AND REPRESENTATIONS

2.1 The following representations and warranties are provided by the Borrower as of the date of signing the Amendment agreement and as of the Effective date No.2:

2.1.1	The Borrower is an entity incorporated, existing and operating in accordance with the Law, has the power and is entitled to own its property, assets and revenues to perform its current activities.

2.1.2	The Borrower is entitled to sign this Amendment agreement and perform its obligations hereunder.

2.1.3

As far as it is known to the Borrower, no resolutions have been passed by any court on its liquidation (bankruptcy), the Borrower has not resolved on voluntary winding up (bankruptcy), no administration or observation or financial rehabilitation procedures or other similar procedures or measures have been commenced in respect of the Borrower.

2.1.4

All necessary corporate resolutions were received, all necessary permissions, approval, consents, licenses, waivers, registrations, notarial certifications necessary for signing this Amendment agreement and for the performance of the obligations hereunder in accordance with the Law and/or constituent documents were received by the Borrower and are valid, except for the corporate approval stated in clause 3.1.6.2 hereof. The exemption in respect of the approval stated in clause 3.1.6.2 hereof shall apply only for the representation provided as of the date of signing this Amendment agreement.

2.1.5	This Amendment agreement is legal, valid and binding for the Borrower and may be enforced against the Borrower in accordance with the terms and conditions hereof and in accordance with the Law.

2.1.6

Undertaking and performance of the obligations hereunder by the Borrower will not result in any violation of any provisions of the Borrower’s constituent documents or internal by-laws, any obligations towards third parties under any agreements the Borrower is a party to, or any judicial order or any administrative regulation, or any legislative provision.

2.1.7

The Borrower is not in and not threatened by any default resulting from failure to fulfill or undue fulfillment of its obligations under the Financial indebtedness and/or of its payment obligations under any other agreement (contract), except for the non-fulfillment or undue fulfillment by the Borrower of its obligations under any agreements (contracts) on the date approved by the Bank and listed in a separate Letter of default (as defined in clause 3.1.7.3 of the Amended facility agreement) that was submitted by the Company and approved by the Bank prior to the date of signing this Amendment agreement.

2.2

The Borrower hereby acknowledges that the Creditor fully relies upon the representations and warranties listed in this clause when signing this Amendment agreement and it is the Borrower who bears full responsibility for the falsehood of any of the provisions of this clause (including those resulting in declaring this Amendment agreement completely or partially invalid).

3 CONDITIONS PRECEDENT

3.1 In accordance with clause 1.2 above, any alterations of the Parties’ rights and obligations under the Facility agreement in accordance with this Amendment agreement is depending on the performance of the following actions by the Parties and the occurrence of the following circumstances irrespective of the order of their occurrence but in any case provided that all of them have been complied with:

3.1.1

Provision by the Borrower of a written confirmation of the absence as of the Effective date No.2 of any negative changes in the operations of the Group since the date of signing this Amendment agreement.

3.1.2	Provision by VTB Bank (PJSC):

3.1.2.1	of all necessary consents to the Selling transaction;

3.1.2.2

of the consent to the restructuring of the Group indebtedness owed to the Creditor under the facility agreements listed in Appendix No.11 to the Amended facility agreement in accordance with the terms and conditions agreed between the Parties.

3.1.3	Provision by the Company:

3.1.3.1	of a written confirmation signed by VTB Bank (PJSC) of the fact that the agreements on the restructuring of the Group indebtedness owed to VTB Bank (PJSC) came into force; and

3.1.3.2	of a written confirmation signed by Company of the fact that such agreements do not contain Improved conditions (as it is defined in clause 7.1.37 of the Amended facility agreement).

3.1.4	Conclusion of the following suretyship agreements to ensure the fulfillment of the Borrower’s obligations under the Amended facility agreement in full:

3.1.4.1	Suretyship agreements of Mecheltrans OOO between Mecheltrans OOO and the Creditor;

3.1.4.2	Suretyship agreements of Mechel Coke OOO between Mechel Coke OOO and the Creditor;

3.1.4.3	Suretyship agreements of Trade Port Posiet AO between Trade Port Posiet AO and the Creditor;

3.1.4.4	Suretyship agreements of Izhstal PAO between Izhstal PAO and the Creditor;

3.1.4.5	Suretyship agreements of Mechel Business Service OOO between Mechel Business Service OOO and the Creditor;

3.1.4.6	Suretyship agreements of Mechel Service OOO between Mechel Service OOO and the Creditor.

3.1.5

Introducing amendments to the pledge agreements, suretyship agreements and guaranties securing for the Group obligations under the Facility agreements listed in Appendix No.11 of the Amended facility agreement existing as of the date hereof in order to reflect the amendments that are to be introduced to respective facility agreements, including conclusion of Amendment agreements to the Suretyships of Korshunov Mining Plant, with the consideration of the following amendments:

3.1.5.1

Amendment agreements to the suretyship agreements of the Bank with CMP PAO are to limit the amount of the liability of CMP PAO to 49% of the book value of the assets of CMP PAO stated in the accounting statements as of the latest accounting date preceding the date of signing such amendment agreements individually by each suretyship agreement.

3.1.5.2

Amendment agreements to the suretyship agreements of the Bank with the Urals Stampings Plant PAO and BMP AO are to ensure the fulfillment of the obligations under each facility agreement between the Group companies and the Bank without any limitation upon the amount of the liability of the respective surety.

3.1.6

Provision of the copies of the resolutions of the authorized bodies agreed with the Bank and notarized or in any other form agreed with the Bank that are required to be provided in accordance with the Law and/or constituent documents and that are notarized in accordance with the order and procedure provided for by Law:

3.1.6.1

Resolution of Mechel Mining AO, JSHC Yakutugol, Mechel Carbon, Mechel Service OOO, Mechel Energo OOO, Mechel Coke OOO, Mechel Business Service OOO, Mecheltrans OOO and Southern Kuzbass PAO on the approval of the terms and conditions of the suretyship agreements concluded in accordance with sub-clause 3.1.4 hereof and of the amendment agreements to pledge agreements, suretyship agreements and guarantee concluded in accordance with sub-clause 3.1.5 hereof (at that in respect of Southern Kuzbass PAO there shall be provided a respective resolution of an authorized body (Board of directors) on the approval of the amendment agreement to the surety agreements as a major transaction the book value of assets under which does not exceed 50% of the book value of the assets of Southern Kuzbass PAO as of December 31st 2019; a respective resolution of an authorized body (General meeting of shareholders) on the approval of the amendment agreement to the surety agreements as an interested party transaction to be provided in accordance with clause 4.24.5 of the Amended facility agreement);

3.1.6.2	the Borrower’s resolution on the approval of the terms and conditions of this Amendment agreement; and

3.1.6.3

Resolutions of the Group companies on the approval of the amendment agreements to the facility agreements listed in Application No.11 of the Amended facility agreement, except for the resolutions of the authorized body of Southern Kuzbass PAO on the approval of:

a)	Amendment agreement No.7 to Facility agreement No. 227/12-B dd. April 27th 2012 between the Bank and Southern Kuzbass PAO;

b)	Amendment agreement No.6 to Facility agreement No. 84/13-B dd. April 26th 2013 between the Bank and Southern Kuzbass PAO;

c)	Amendment agreement No.7 to Facility agreement No. 2612-196-K dd. May 4th 2012 between the Bank and Southern Kuzbass PAO, Urals Stampings Plant PAO, CMP PAO and Mechel Energo OOO;

d)	Amendment agreement No.8 to Facility agreement No. 2612-195-K dd. May 3rd 2012 between the Bank and Urals Stampings Plant PAO, CMP PAO, Southern Kuzbass PAO, Mechel Service OOO and Mechel Coke OOO

that shall be provided to the Bank in accordance with sub-clause 4.24.6 of the Amended facility agreement.

3.1.7

Provision of a copy of the resolution of the Board of directors of Korshunov Mining Plant PAO on the approval of the Amendment agreements to the suretyship agreements of Korshunov Mining Plant in form of a notarized copy or in any other form agreed by the Bank.

3.1.8	Repayment of the indebtedness under the Facility agreements of the Borrower from the proceeds gained from the Selling transaction, and the repayment shall be as follows:

a)	The Principal under Facility agreement No. 226/12-B dd. April 27th 2012 shall be repaid in full;

b)	The Principal under Facility agreement No. 31/09-B dd. February 6th 2009 shall be repaid in full; and

c)	The Principal under the Facility agreement shall be repaid partially in the amount of RUB 6,853,362,787.23.

3.1.9	The Interest under the Principal under Facility agreement No. 226/12-B dd. April 27th 2012 and under Facility agreement No. 31/09-B dd. February 6th 2009 shall be repaid in full.

3.1.10	Provision of an extract from the Uniform Register of Legal Entities confirming the transfer to the Seller of the ownership rights in respect of the stakes in the Project companies. At that, if:

a)	the transfer of the ownership right for a 51% stake in Mecheltrans Vostok, Limited liability company, is delayed due to technical reasons;

b)	the Buyer provides its consent to such delay mentioned in sub-clause (a) above; and

c)

the Group receives money as a result of selling a 51% stake in Elgaugol, Limited liability company, and a 51% stake in Elga-road, Limited liability company, to the Buyer in the amount of RUB 88,999,000,000 (eighty-eight billion nine hundred ninety-nine million), the transfer of the right of ownership in respect of the 51% stake in Mecheltrans Vostok, Limited liability company, will not be deemed a condition precedent necessary to be complied with in order to fulfill the obligations and exercise the rights of the Parties under this Amendment agreement and make amendments to the Parties’ rights and obligations under the Facility agreement, in accordance with this Amendment agreement.

3.1.11

Signing by the Creditor, VTB Bank (PJSC), Buyer and the Company of document “The Principles of Provision by VTB Bank (PJSC) of its Consent to Selling of the stakes in the Project Companies by the Group and Distribution of the Proceeds Gained from such Sale between VTB Bank (PJSC) and the Creditor”.

3.1.12

Signing the calendar plan for payroll card project implementation for the Group companies in the Bank based on the form as per Appendix No.2 hereto with the Group companies listed in Appendix No.3 hereto on the terms and conditions agreed by the Parties.

3.2 The Creditor shall be entitled to unilaterally at its own discretion refuse from applying any of the conditions precedent listed in clause 3 hereof.

3.3 If the Creditor is satisfied in form and in substance with the fulfillment of the conditions precedent listed in clause 3.1 above, the Creditor shall immediately send the Borrower the notification of completion of the conditions precedent to this Amendment agreement.

3.4 The amendments introduced to the provisions of the Facility agreement by this Amendment agreement shall not be applied to the rights and obligations of the Parties prior to Effective date No.2.

3.5 The Borrower undertakes to repay the indebtedness under the Borrower’s Facility agreements mentioned in clause 3.1.8 hereof in the amount and in accordance with the order and procedure provided for by clause 3.1.8 on the date the money has been received from the Selling transaction at the latest.

For the above mentioned purposes the Borrower hereby provides the Bank with the unconditional and irrevocable right, starting from the date the money generated from the Selling transaction becomes available on the Borrower’s account opened with the Bank, to write off the money from the above mentioned bank account of the Borrower based on respective debit notes of the Bank (without any additional instructions of the Borrower).

4 GENERAL PROVISIONS

4.1 The terms used in this Amendment agreement shall have the same meaning as in the Amended facility agreement.

4.2 It is agreed by the Parties that the calendar days during the period from April 4th 2020 to April 30th 2020 (except for each Saturday and each Sunday that fall within this period) shall be considered business days for the purposes of this Amendment agreement.

4.3 This Amendment agreement shall be an integral part of the Facility agreement.

4.4 The appendices hereto shall be an integral part hereof.

4.5 Should any moment any of the provisions hereof become invalid or null and void, or should such provisions be declared invalid or null and void by any court or any other body of competent jurisdiction, such invalidity or nullity shall not affect the remaining provisions hereof and the latter shall be considered independently effective.

5 APPLICABLE LAW AND DISPUTES RESOLUTION

5.1 Any rights and obligations not covered by this Amendment agreement shall be governed by legislation of the Russian Federation.

5.2 This Amendment agreement is made up and shall be construed in accordance with the legislation of the Russian Federation.

5.3 Should this Amendment agreement or any part of it be invalid or null and void, the Parties undertake to take all reasonable measures to make necessary amendments and modifications to this Amendment agreement in order to mitigate any effect of the respective provisions being invalid, null and void.

5.4 Any disputes and disagreements are subject to being considered and resolved by Arbitration court of Moscow in accordance with the order and procedure provided for by RF legislation.

6 INTRODUCING AMENDMENTS AND MODIFICATIONS AND MISCELLANEOUS

6.1 Introducing amendments and modifications to the Amendment agreement as well as termination of this Amendment agreement shall be executed in form of an amendment agreement that shall be an integral part hereof.

6.2 Any notifications or other communications exchanged by the Parties under this Amendment agreement shall be executed in writing, signed by an authorized person and filed to e-mail address: corpfin@mechel.com, post.yakutugol@mechel.com and by fax: +7 (495) 221-88-00 (e-mail address and fax of the Borrower), to e-mail address: mailbox@gazprombank.ru and by fax: +7 (495) 719-19-67 (e-mail address and fax of the Creditor) mandatorily followed by sending the original of the document by courier or by registered mail (double registered letter), or by telegraphic message wired to the address mentioned in clause 7 hereof.

6.3 This Amendment agreement has been signed in Moscow in 3 (three) counterparts of equal legal force, including one counterpart for the Borrower and two counterparts for the Creditor.

7 CORRESPONDENCE AND ADDRESSES OF THE PARTIES

7.1 Any official correspondence related to the matters hereof shall be in Russian and, shall always refer to Facility agreement No. 85/13-B dd. April 26th 2013 and shall be delivered by courier or by registered mail (double registered letter), or by telegraph, or by fax. If sent by fax, such correspondence shall be followed by courier delivery or delivery by post.

7.2 The Parties undertake to inform each other in writing of any forthcoming change of their addresses, telex numbers, fax numbers, telephone numbers at least 10 (ten) calendar days in advance of such changes.

7.3 Parties’ addresses and bank details:

Creditor

Gazprombank (Joint Stock Company): 16 Nametkina St., bldg.1, 117420 Moscow, INN 7744001497, correspondent’s account 30101810200000000823 with the RF Central Bank Main Branch of the Central Federal District, personal account No. 47422810100000000051, BIC 044525823:

Bank details for USD: Citibank N.A., New York SWIFT: CITIUS33 Account: 36141825. For settlements on account 47422840200000000044;

Bank details for Euro: Bank GPB International S.A., Luxembourg SWIFT: GAZPLULL Account: LU643790111780352004. For settlements on account 47422978800000000044

Borrower

Yakutugol Joint-Stock Holding Company

Russia, 678960, the Republic of Sakha (Yakutia), Neryungri, Lenin Prospect, 3/1 Settlement account 40702810300261002462

Branch “Uralsky” of Bank GPB (JSC), Ekaterinburg

Correspondent’s account No. 30101810365770000411, BIC 046577411,

INN 1434026980 KPP 997550001, OGRN 1021401009057

On behalf of the Creditor Deputy Chairman of the Management Board of Gazprombank (Joint Stock Company)	On behalf of the Borrower Chief Executive Officer of Mechel Mining Management Company, Limited liability company
___________________Muranov A.Yu.	____________________Khafizov I.V.
L.S.	L.S.

Appendix No.1

to Amendment agreement No.6 dd. April 20th 2020

to Facility agreement No.85/13-B dd. April 26th 2013

FACILITY AGREEMENT

on opening a credit line

FACILITY AGREEMENT

on opening a credit line

Gazprombank (Joint Stock Company), general license No 354, hereinafter referred to as the “Creditor” or “Bank”, represented by Deputy Chairman of the Management Board, Muranov Alexander Yurievich, acting by virtue of Power of attorney No. D-01/2188 dd. December 19th 2012, on the one hand, and

Yakutugol Joint-Stock Holding Company, hereinafter referred to as the “Borrower”, represented by Chief Financial Officer Korovin Sergey Mikhailovich, acting by virtue of Power of attorney w/n dd. November 1st 2011, on the other hand, collectively referred to as the “Parties”, have signed this agreement (hereinafter referred to as the “Agreement”) and agreed upon the following:

SECTION I. GENERAL PROVISIONS

1. TERMS AND DEFINITIONS

For the purposes of this Agreement the following terms shall have the following meaning:

Affiliated persons are the persons affiliated to the Group companies except for Group companies;

Intragroup indebtedness is the financial indebtedness in respect of which Group companies act as a borrower and as a creditor.

Revenues has the same meaning as provided for this term in IFRS.

Group is a group of the legal entities that are affiliated persons of the Company in accordance with the legislation of the Russian Federation as well as the legal entities included into IFRS consolidated financial statements of the Company based on the method of direct consolidation.

Effective date is January 26th 2016.

Effective date No. 2 is the date stated in the Creditor’s notification of the completion of the conditions precedent to Amendment agreement No.6.

Final repayment date by Principal is the date the Principal under the Credit line has been actually completely repaid.

Delayed date of Principal repayment is the date that is 4 (four) years after the Effective date.

Delayed date of interest repayment is February 4th 2020.

Date of interest repayment is the date the Borrower shall repay the interest for the Interest period the latest.

Pecuniary obligations of the Borrower are the Borrower’s debt under this Agreement, including the outstanding Principal, interest, fees and penalties as of any date during the effective period of this Agreement.

Financial Control Department is a department within the organizational structure of the Company subordinated to the Deputy Chief Executive Officer to perform the functions of monitoring, analysis and control of the Group’s financial position and operations.

Amendment agreement No.1 is an amendment agreement to this Agreement concluded between the Creditor and the Borrower on August 28th 2015 as amended and restated by Amendment agreement No.1 dd. December 25th 2015 and Amendment agreement No. 2 dd. March 31st 2016.

Amendment agreement No.2 is amendment agreement No.2 to this Agreement concluded between the Borrower and the Bank on June 15th 2016.

Amendment agreement No.3 is amendment agreement No.3 to this Agreement concluded between the Borrower and the Bank on December 28th 2016.

Amendment agreement No.4 is amendment agreement No.4 to this Agreement concluded between the Borrower and the Bank on April 6th 2017.

Amendment agreement No.5 is amendment agreement No.5 to this Agreement concluded between the Borrower and the Bank on February 2nd 2018.

Amendment agreement No.6 is amendment agreement No.6 to this Agreement concluded between the Borrower and the Bank on April 20th 2020.

Additional debt is the amount of the outstanding interest as of the date of signing Amendment agreement No.2 charged from July 26th 2014 till the Effective date (inclusive) mentioned in clause 1.2 of Amendment agreement No.2 and capitalized on the date of signing Amendment agreement No.2. The Additional debt was repaid by the Borrower on March 29th 2018.

AAs to the Suretyships of Korshunov Mining Plant are amendment agreements to the currently existing suretyship agreements of Korshunov Mining Plant PAO reflecting the amendments introduced into this agreement by Amendment agreement No.6.

Legislation means statutes and regulations effective in the domicile of a respective Group company.

Deputy Chief Executive Officer is a Deputy Chief Executive Officer for Finacial Control appointed by the Company in accordance with Appendix No. 3 hereto.

Payroll card project is the Borrower’s obligation provided for in sub-clause 4.31 as well as similar obligations of the Group companies stated in the facility agreements of such Group companies with the Bank and in the calendar plan for the payroll card project implementation signed between respective Group companies and the Bank in accordance with sub-clause 3.1.12 of Amendment agreement No.6.

Credit line disbursement is actual provision of funds by Creditor to Borrower within the Period of Credit line disbursement on the terms and conditions provided for by this Agreement.

Credit line is a set of Credit tranches provided by Creditor to Borrower on the terms and conditions prescribed by this Agreement.

Credit portfolio is a total Principal related indebtedness of the Group companies under agreements with lending institutions, agreements on borrowing by overdraft, debentures, and under other similar instruments defined as of the end date of the previous calendar quarter. Total indebtedness under the facilities in foreign currency shall be calculated based on the currency exchange rates defined by the Bank as of the Effective date No. 2.

Credit is the monetary funds provided by Creditor to Borrower and to be repaid in accordance with the terms and conditions hereof.

Facility agreements of the Borrower are the following credit agreements concluded between the Borrower and the Bank:

(a)	This Facility agreement;

(b)	Facility agreement on opening a credit line No.226/12-B dd. April 27th 2012;

(c)	Facility agreement on opening a credit line No.31/09B dd. February 6th 2009.

Fee for the amendment of the credit terms and conditions is the amount equal to 0.5 (zero point five) percent of the Borrower’s Principal related indebtedness under this Facility agreement as of Effective date No. 2 (with the consideration of the Borrower’s Principal repayment as per sub-clause 3.1.8 of Amendment agreement No.6).

Company is Mechel (Public joint stock company), registered address: 1, Krasnoarmeyskaya st., Moscow, 125167, Russian Federation OGRN: 1037703012896, INN: 7703370008.

Repayment limit is an amount less than or equal to RUB 17,500,000,000 (seventeen billion five hundred million rubles).

IFRS means international book accounting standards mentioned in Regulation No. 1606/2002 adopted by European Parliament and Council of Europe on July 19th 2002, in the part applicable to respective financial statements.

Independent financial consultant is any of the following international audit companies: PricewaterhouseCoopers, E&Y, KPMG, or Deloitte.

Obligors are pledgers, sureties and guarantors under the Security documentation.

Security documentation means pledge agreements, suretyship agreements and guarantees concluded to secure for the Borrower’s obligations hereunder in accordance with clause 5.1 hereof.

Principal is the Credit amount provided to the Borrower that is outstanding (not repaid) on any date of the effective period of this Agreement, including an amount that is outstanding (not repaid) within the timelines prescribed hereby, as well as the amount of interest capitalized till the Delayed date of interest repayment.

Dissolving condition is one of the following conditions:

(a)

If the Event of invalidity occurs but no amendment agreements setting the total limit of aggregated liability under all suretyship agreements in the amount of 9.99% of the book value of the assets of Korshunov Mining Plant PAO will be concluded between the Bank and Korshunov Mining Plant PAO to all effective suretyship agreements of Korshunov Mining Plant PAO that were concluded to secure for the Group companies’ obligations under the facility agreements listed in Appendix No. 11 hereto and/or no resolution of the board of directors of Korshunov Mining Plant PAO on the approval of such amendment agreements will be provided to the Bank within 3 months from the date on which such amendment agreements should have been concluded in accordance with clause 4.24.8 (“Dissolving condition (Korshunov Mining Plant)”);

(b)

No notarized (or certified in any other form agreed with the Bank) resolutions of authorized bodies listed in clause 4.24.5 and clause 4.24.6 will be provided to the Bank till June 30th 2021 (“Dissolving condition (Approvals)”).

Except for the cases when respective written consent has been provided by the Bank to any Group company in respect of any of the above listed events not to be deemed a Dissolving condition.

Alienated stakes are stakes in the equity of Elga-road, Limited liability company (OGRN 1161434050029), and/or Elgaugol, Limited liability company (OGRN 1131434000961), and/or Mecheltrans Vostok (OGRN 1102808000096) owned by Borrower, Mecheltrans OOO and/or another Group company.

Credit line disbursement period is a period during which the Borrower is entitled to use the Credit line in accordance with clause 6.3 hereof.

Restructuring letter is the letter of the Bank dd. April 20th 2020 about the approval of the transaction being made within the 2020 Restructuring and listed in Appendix No. 1 to this letter.

Buyer is “A-Property”, Limited Liability Company.

Mortgaged property is a complex of facilities of Ulak-Elga1 railroad and/or separate real estate objects belonging to this complex defined in the Mortgage agreement dd March 24th 2016 concluded between the Bank and Elga-road OOO (OGRN 1161434050029) to secure for the Borrower’s fulfillment of its obligations hereunder.

Revenues from selling Elga-road are the funds received by the Borrower from the Bank that were generated from the Bank’s selling the stakes in Elga-road OOO to third parties and are to be calculated based on the following formula (provided that such calculation results in a positive figure):

S = (X – Y), where:

S – the amount to be paid to the Borrower;

X – the cost of alienation of the respective stakes in favor of a third party less the following:

•	The expenses borne by the Bank and preliminarily agreed by Company related to selling respective stakes;

•	The expenses of the Borrower borne within this transaction and agreed with the Bank; and

•

Interest equal to the key rate of the Bank of Russia plus 2 (two) percent per annum charged on to the acquisition price for Elga-road for the period from the date the stakes in the equity of Elga-road OOO are paid by Bank till the date the stakes are sold to third parties.

Y – the acquisition price for Elga-road.

[1]

Construction - construction of the access railroad track to Elga coal deposit from Ulak station to Elga station, purpose: railway transport facilities, length - 317,000 m, the degree of completion of the construction in progress - 91%, address (location) of the object: Amur region, Zeyisky district; Sakha (Yakutia) Republic, Neryungrinsky district; cadastral (or conventional) number: 0:0:0:277

Revenues from selling Elgaugol are the funds received by the Borrower from the Bank that were generated from the Bank’s selling the stakes in Elgaugol OOO to third parties and are to be calculated based on the following formula (provided that such calculation results in a positive figure):

S = (X – Y) / 2, where:

S – the amount to be paid to the Borrower;

X – the cost of alienation of the respective stakes in favor of a third party less the following:

•	The expenses borne by the Bank and preliminarily agreed by Company related to selling respective stakes;

•	The expenses of the Borrower borne within this transaction and agreed with the Bank; and

•

Interest equal to the key rate of the Bank of Russia plus 2 (two) percent per annum charged on to the acquisition price for Elgaugol for the period from the date the stakes in the equity of Elgaugol OOO are paid by Bank till the date the stakes are sold to third parties.

Y – the acquisition price for Elgaugol.

Revenues from selling Mecheltrans Vostok are the funds received by the Borrower from the Bank that were generated from the Bank’s selling the stakes in Mecheltrans Vostok OOO to third parties and are to be calculated based on the following formula (provided that such calculation results in a positive figure):

S = (X – Y) / 2, where:

S – the amount to be paid to the Borrower;

X – the cost of alienation of the respective stakes in favor of a third party less the following:

•	The expenses borne by the Bank and preliminarily agreed by Company related to selling respective stakes;

•	The expenses of the Borrower borne within this transaction and agreed with the Bank; and

•	on to the acquisition price for Mecheltrans Vostok for the period from the date the stakes in the equity of Mecheltrans Vostok OOO are paid by Bank till the date the stakes are sold to third parties.

Y – the acquisition price for Mecheltrans Vostok.

Project companies are Elgaugol (Limited Liability Company), Elga-road (Limited Liability Company) and Mecheltrans Vostok (Limited Liability Company).

Interest period is the period for which interest shall be charged and paid.

Interest by Principal is the interest charged under the Credit line on to the actual outstanding Principal amount for each calendar day based on the rate stated in sub-clause 6.5.1 hereof.

Business day is a day that is a Business day both in the domicile countries of the Creditor, of the Borrower and in the credit institutions in which settlements hereunder are effected. For the purposes of this Agreement the calendar days falling within the period from April 4th 2020 till April 30th 2020 (except for each Saturday and each Sunday falling within this period) shall be considered Business days.

Calculation period is a period equal to a calendar quarter.

Settlement account is a bank account of the Borrower in the RF currency opened by Borrower with the Bank.

Settlement account in a foreign currency is a bank account of the Borrower in a foreign currency opened by Borrower with the Bank.

2020 Restructuring means the transactions (a set of transactions) being concluded by Group companies for the purpose of restructuring the Financial indebtedness owed to VTB Bank (PJSC) provided that such transactions conclusion does not result in getting any Improved conditions by VTB Bank (PJSC).

2017 Restructured debt is the Financial indebtedness of the Group companies owed to Sberbank PJSC and VTB Bank (PJSC).

Refinancing means the transactions (a set of transactions) except for 2020 Restructuring transactions being concluded by a Group company for the purpose of refinancing its Financial indebtedness provided that:

(a)

the terms and conditions of such transactions in respect of the timelines, procedure and/or schedule of final repayment of such Financial indebtedness of the Group companies, in respect of interest rates (including the conditions related to interest repayment and capitalization), as well as other conditions that may influence the financial position of a respective Group company do not result in giving preferences in respect of satisfaction of claims against such Group company to the creditors under such Financial indebtedness being refinanced as compared to the Bank;

(b)

no collateral is created under such transactions except for the pledges and suretyships provided instead of the existing pledges and/or suretyships under the Financial indebtedness being refinanced, provided that the pledge subject and/or amount of the surety’s liability remains unchanged.

Selling transaction is selling by the Group of a 50,9990202673% stake in the equity of Elgaugol (Limited liability company), a 51% stake in the equity of Elga-road (Limited liability company), a 51% stake in the equity of Mecheltrans Vostok (Limited liability company) to the Buyer.

Event of invalidity means coming into force of a court resolution on declaring the resolution of the board of directors of Korshunov Mining Plant PAO on the approval of the Amendment agreement to the Suretyships of Korshunov Mining Plant PAO invalid and/or on declaring the Amendment agreement to the Suretyships of Korshunov Mining Plant PAO invalid.

Aggregated debt is an aggregated Financial indebtedness of the Group companies owed to the third parties not belonging to the Group.

Agreement is this Facility agreement.

Facility Tranche is a part of the Credit granted within the Credit line based on the terms and conditions hereunder.

Traders are:

(a)	Mechel Carbon AG;

(b)	Any other Group company acting as an intermediate seller

(and each of the companies is a “Trader”).

Financial indebtedness is any indebtedness of the Borrower or Group companies (without duplication) that appeared as a result of the following:

(a)	Funds received as a loan, credit, overdraft or project financing;

(b)	Capitalization of interest and of other payments;

(c)

A commodity credit or commercial credit provided for a term exceeding 180 (one hundred eighty) calendar days, a letter of credit raised or bank guarantees provided based on request of the Borrower and/or Group companies;

(d)	Issued bonds, notes, promissory notes and other debt instruments;

(e)	Concluded financial leasing agreements and buyback leasing agreements;

(f)	Sold or discounted accounts receivables (except for any accounts receivables alienated on a non-recourse basis);

(g)	Concluded factoring agreements on a recourse basis;

(h)

Derivative transaction to hedge or benefit from any exchange rates, interest or price fluctuations; at that the amount of such derivative transaction will be calculated based on market indicators for each moment of time;

(i)	repo transactions and any other transactions that should be treated as a loan from economic and financial view point (or in accordance with the rules of book accounting);

(j)	undertaken obligations to compensate for losses or expenses under financial obligations borne by third parties;

(k)	funds received from issue of redeemable shares (except for the shares that are redeemable based on respective decision of the issuer);

(l)

undertaken obligations of suretyship or guaranty to secure for the fulfillment of any obligations by third parties or to reimburse any amounts to ta guarantor under a bank guarantee; such suretyships shall be considered by actual indebtedness under the secured obligation, at that suretyships and guarantees of several Group companies related to one and the same obligation shall not be summarized; and

(m)	other financial instruments not mentioned in other sub-clauses of this definition that may be classified as an indebtedness in accordance with IFRS.

Financial model is the financial model of the Group business for the period till 2030 with a breakdown of indicators by calendar quarters agreed with the Creditor in form and in substance.

Acquisition price for Elga-road is the price for the Bank’s buying 49% (forty-nine percent) in the equity of Elga-road OOO from the Borrower.

Acquisition price for Elgaugol is the price for the Bank’s buying 49% (forty-nine percent) in the equity of Elgaugol OOO from the Borrower.

Acquisition price for Mecheltrans Vostok is the price for the Bank’s buying 49% (forty-nine percent) in the equity of Mecheltrans Vostok OOO from Mecheltrans OOO.

Gazprombank (Switzerland) AG is a company incorporated in accordance with the laws of Switzerland, registered at the following address: Zollikerstrasse 183, 8008 Zurich, Switzerland.

GPB International S.a. is a company incorporated in accordance with the laws of the Grand Duchy of Luxembourg, registered at the following address: rue Mathias Aardt 10, 1717 Luxembourg, the Grand Duchy of Luxembourg.

2. AGREEMENT SUBJECT AND APPLICABILITY

2.1. The Creditor hereby undertakes to open a Credit line for the Borrower in the amount and on the terms and conditions hereof and the Borrower undertakes to repay the Credit provided under the Credit line, repay the interest, fees and perform other obligations hereunder.

2.2. This Agreement shall regulate the relationships related to the Creditor’s provision of the Credit to the Borrower and to the Borrower’s repayment of the Credit on the terms and conditions hereof.

2.3. This Agreement defines the order and procedure of settlements related to the Credit provision and repayment.

2.4. This Agreement defines the procedure for interactions between the Parties related to the Bank’s exercising control over the Credit provided hereunder.

3. WARRANTIES AND REPRESENTATIONS

3.1	The borrower provides the following warranties and representations:

3.1.1

The Borrower as well as each Obligor is an entity incorporated, existing and operating in accordance with the Law, has the power and is entitled to own its property, assets and revenues to perform its current activities.

3.1.2

The Borrower is entitled to sign this Agreement, borrow funds and perform other obligations hereunder, and each of the Obligors is entitled to sign the agreements provided for by Security documentation it is a Party to.

3.1.3

In view of the provisions of clause 3.3 hereof, all necessary corporate resolutions were received, all necessary permissions, approval, consents, licenses, waivers, registrations, notarial certifications necessary for signing this Agreement and/or Security documentation, for funds borrowing and for the performance of the obligations hereunder and/or under Security documentation were received by the Borrower and by each Obligor and are valid.

3.1.4

This Agreement and Security documentation are legal, valid and binding for the Borrower and/or Obligors and may be enforced against the Borrower and/or Obligors in accordance with the terms and conditions hereof, of the Security documentation and in accordance with the Law.

3.1.5	Undertaking and performance of the obligations hereunder by the Borrower will not result in any of the following:

3.1.5.1	any violation of any provisions of the Borrower’s constituent documents or Borrower’s local by-laws;

3.1.5.2	any violation of any judicial order or any administrative regulation; or

3.1.5.3	any violation of any legislative provision applicable towards the Borrower.

3.1.6

Undertaking and performance of the obligations under the Security documentation by Obligor, including when getting further approval of such documentation by competent bodies of the Obligor it is a Party to will not result in any of the following:

3.1.6.1	any violation of any provisions of the respective Obligor’s constituent documents or respective Obligor’s local by-laws;

3.1.6.2	any violation of any judicial order or any administrative regulation; or

3.1.6.3	any violation of any legislative provision applicable towards the respective Obligor.

3.1.7

The Borrower or any Obligor is not in and not threatened by any default resulting from failure to fulfill or undue fulfillment of its obligations under the Financial indebtedness and/or of its payment obligations under any other agreement (contract) the Borrower or such Obligor is a Party to. This warranty does not cover the following cases:

3.1.7.1	Cases of non-fulfillment or undue fulfillment not exceeding:

3.1.7.1.1	RUB 500,000,000 (Five hundred million rubles) (or an equivalent of this amount in another currency) for each of the Borrowers, Southern Kuzbass PAO or CMP PAO;

3.1.7.1.2	RUB 100,000,000 (One hundred million ruble) (or an equivalent of this amount in another currency) for each Obligor, except for the entities listed in sub-clause 3.1.7.1.1 hereof; or

3.1.7.2

Cases of non-fulfillment or undue fulfillment that cannot have any adverse effect upon the Borrower’s or any Obligor’s ability to fulfill its obligations hereunder and/or under Security documentation; or

3.1.7.3

the non-fulfillment or undue fulfillment by the Borrower or any Obligor of its obligations under any agreements (contracts) on the date approved by the Bank and listed in a separate Letter that was submitted by the Company and approved by the Bank prior to the date of signing Amendment agreement No.6 (hereinafter referred to the “Letter of default“). The exception provided for herein in respect of the agreements (contracts) listed in the Letter of default covers the period till June 30th 2020, if it is not otherwise agreed with the Creditor.

3.1.8

The reports and statements that was or will be provided hereunder to the Bank by Borrower and/or Obligor contains reliable and correct information and was or will be prepared in compliance with the effective legislation.

3.1.9

No court, arbitration or administrative resolutions have been passed in respect of enforcement of funds or other property from the Borrower or any Obligor that may result in any adverse consequences for the Borrower’s and/or Obligor’s fulfillment of its obligations hereunder and/or under Security documentation, except for the resolutions passed on the date approved by the Bank and listed in a separate Letter that was submitted by the Company and approved by the Bank prior to the date of signing Amendment agreement No.6 (hereinafter referred to as the “Letter of court resolutions”). The exception provided for herein in respect of the resolutions listed in the Letter of court resolutions covers the period till June 30th 2020, if it is not otherwise agreed with the Creditor.

3.1.10	The Borrower or any Obligor do not have any overdue tax related indebtedness:

3.1.10.1	exceeding:

3.1.10.1.1	RUB 500,000,000 (Five hundred million rubles) (or an equivalent of this amount in another currency) for each of the Borrowers, Southern Kuzbass PAO or CMP PAO;

3.1.10.1.2	RUB 100,000,000 (One hundred million ruble) (or an equivalent of this amount in another currency) for those listed in sub-clause 3.1.10.1.1 hereof; and

3.1.10.2	is more than 3 (three) months long overdue;

except for the overdue indebtedness of the Borrower or of any Obligor existing on the date approved by the Bank and listed in a separate Letter that was submitted by the Company and approved by the Bank prior to the date of signing Amendment agreement No.6 (hereinafter referred to as the “Letter of tax indebtedness”). The exception provided for herein in respect of the overdue tax related indebtedness listed in the Letter of tax indebtedness covers only the period till June 30th 2020, if it is not otherwise agreed with the Creditor.

3.1.11

For each date of provision of these representations and warranties there have not been accepted any petitions of any third persons for declaring the Borrower or any Obligor insolvent (bankrupt) and/or for initiating a bankruptcy procedure in respect of the Borrower or any Obligor as per effective legislation for consideration by any court, except for the resolutions passed on the date approved by the Bank and listed in the Letter of court resolutions. The exception provided for herein in respect of the resolutions listed in the Letter of court resolutions covers the period till June 30th 2020, if it is not otherwise agreed with the Creditor.

3.1.12

No resolution on winding up (bankruptcy) has been passed by Borrower or Obligor, no resolution on liquidation (bankruptcy) of the Borrower or any Obligor has been passed by respective court, no supervision, or administration, or financial rehabilitation procedures, or any other similar procedures or measures have been introduced in respect of the Borrower or any Obligor in accordance with the effective legislation.

3.1.13

All the information provided by the Borrower and Obligors to the Bank in relation to this Agreement and Security documentation is true, complete and accurate and no circumstances were concealed that might, if revealed, adversely effect the Bank’s decision on credit provision to the Borrower on the terms and conditions hereof or on conclusion of any amendment agreement hereto.

3.1.14

All fact information being provided by the Borrower in connection herewith and/or with the Security documentation in respect of the Financial indebtedness of the Group, including the outstanding amounts under the credits, loans, leasing, as well as in respect of the suretyships provided by Group companies for the third parties not belonging to the Group is true and accurate as of the date of its provision or, if applicable, as of the date (if any) specified as a date of its provision.

3.1.15

Any financial forecasts reflected in the information mentioned in clause 3.1.13 hereof have been prepared as of the date of their preparation based on the most recent statistical data and based on the estimations the Borrower considered to be fair and justified as of the date of their provision.

3.1.16

The Borrower has not concealed and not allowed to conceal any information that might, if revealed, result in any of the information mentioned in clauses 3.1.13, 3.1.14, 3.1.15 hereof becoming untrue or misleading.

3.1.17	As of the date hereof and of each amendment hereto no circumstances occurred that, if revealed, could result in the information provided becoming untrue or misleading.

3.2

The Borrower hereby acknowledges that the Bank fully relies upon the representations and warranties listed in this clause when exercising its rights and performing its obligations hereunder and under any Amendments hereto, and it is the Borrower who bears full responsibility for the falsehood of any of the provisions of this clause (including those resulting in declaring this Agreement completely or partially invalid).

3.3

The Borrower provides the warranties and representations stated in this clause as of the date of signing Amendment agreement No.6, Effective date No. 2 and each day after the above mentioned dates, except for the representation stated in clause 3.1.3 in respect of the companies listed in clause 4.24.5 and clause 4.24.6 that are to be provided from the date respective resolution(s) have (has) been passed by respective authorized body(ies).

3.4	The Borrower acknowledges that the representations and warranties contained in this clause will remain valid and true during the entire effective period hereof.

4. BORROWER’S OBLIGATIONS

The Borrower is obligated to:

4.1 Use the Credit received strictly for the intended purpose in accordance with this Agreement.

4.2 Provide the Bank with documents confirming the actual use of the Credit (account statements).

4.3 Ensure that the Creditor is able to monitor the current financial condition of the Borrower, as well as the intended use of the Credit by providing the information stipulated by this Agreement, and by providing documents at the written request of the Creditor. The Borrower shall provide the requested documents within the period specified in the request of the Creditor.

4.4 Repay the Credit in full amount within the time frame set forth in this Agreement, including early repayment upon sending by the Creditor a relevant written notice in case of the circumstances set forth in clause 7.1 of this Agreement, within the time frame set forth in clause 7.2 of this Agreement.

4.5 Repay the Creditor the interest, commissions and penalties under this Agreement in full and in a timely manner, as well as the expenses incurred by the Creditor on its own behalf and at the expense of the Borrower (legal fees, duties, costs of services, engaged legal and financial advisors or auditors) in relation to:

4.5.1

the preparation and negotiation of this Agreement, any Security documentation and/or appendices and amendments to any of these documents (subject to the prior approval of such costs by the Borrower or the Company),

4.5.2	the execution of this Agreement, any Security documentation, and any appendices or amendments to any of these documents,

including in the event of the circumstances set forth in clause 7.1 of this Agreement.

4.6 Avoid settlement documents to the accounts not paid on time, as well as avoid restrictions on the disposal of funds on the Borrower’s accounts (including the suspension of operations on the accounts, seizure of funds) for a period of more than 15 (Fifteen) Business days, (if such unpaid settlement documents to accounts or other restrictions on the disposition of funds arise in the last five days of a calendar quarter—for a period of more than 5 (Five) Business days), in each case except for the settlement documents in respect of the debt indicated in the Letter of default or in the Letter of tax indebtedness. The exemption provided by this sub-clause with respect to settlement documents for indebtedness specified in a Letter of default or Letter of tax indebtedness shall apply until June 30, 2020, unless a different date has been agreed upon with the Creditor.

4.7 Maintain proper accounting and reporting records reflecting all financial and business operations of the Borrower.

4.8 Within 5 (Five) Business days following the day of fixing (registration) of the pledge of shares under the pledge agreements, entered into in order to ensure the performance of the obligations of the Borrower arising from this Agreement, provide the Creditor with an original copy of a statement on the depo account of the corresponding Obligor in the depository, confirming the fact of fixing (registration) of the pledge of shares in the depository.

In case of default (improper performance) by the Borrower of the obligations under this clause, the Bank shall have the right to demand from the Borrower to pay a forfeit in the amount of 100,000 (One hundred thousand) rubles. The Creditor shall be entitled to demand that the Borrower compensate the Creditor for the losses caused by the violation of the obligations provided for in this clause of the Agreement.

4.9 Provide at any time prior to the occurrence of any Dissolving condition:

4.9.1

total revenues[2] of the Group companies (except for Kuzbass Power Sales Company PAO) from sale of goods, provision of services or performance of works (“Sales revenues”) from third parties that are not the companies of the Group, as well as from the Group companies for the Calculation period to the settlement accounts opened with the Bank in such amount that the share of such revenues in the total amount of the Sales revenues received during the previous Calculation period from third parties, not being the companies of the Group, to the settlement accounts of the Group companies opened with any credit institutions, corresponded to the share of total debt of the Group companies to the Bank in the total amount of total outstanding loan of the Group companies to all credit institutions, calculated as of the first date of the previous Calculation period.

4.9.2

total Sales revenues received by the Group companies, which are residents of the Russian Federation, from non-resident companies of the Russian Federation (both third parties and Group companies) for each Calculation period to the settlement accounts in foreign currency, opened with the Bank, in such an amount that the share of these revenues in the total amount of the Sales revenues received by the Group companies, which are residents, to the settlement accounts in foreign currency, opened with any credit institutions from third parties, non-residents of the Russian Federation, not being the companies of the Group, during the previous Calculation period, corresponded to the proportionate share of the total debt of the Group companies to the Bank in the total amount of the total outstanding loans of the Group companies to all credit institutions, calculated as of the first date of the previous Calculation period.

4.10 Ensure at any time after the occurrence of any Dissolving condition cumulative quarterly revenue from the sale of goods or provision of services to the current accounts opened with the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. in the following amount and manner:

[2]	Minus the following revenues:

•	credits and loans from third parties;
•	erroneously credited (reversed) funds;
•	transfer of funds when closing deposit accounts with the Bank;
•	crediting money from the sale of bills of exchange (except when they are received in payment for products (works, services);
•

reflection of conversion transactions from Current Accounts in foreign currency and Settlement accounts in the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. with subsequent crediting of funds to the same accounts;

•	transfers of funds from one account opened in the Bank to another;
•	transfers of funds to the Borrower’s accounts with the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. from its accounts with other banks, including deposit accounts;
•	proceeds from the sale of shares and/or other securities, interests, equity units in the authorized (share) capital of other organizations;
•	refunds of advance payments; and
•	other proceeds that are not revenues.

4.10.1

under agreements entered into between Group companies, including the companies listed in sub-clause 4.10.3 hereof, and third parties that are not Group companies (“External Turnover”) in the amount proportional to the share of total debt of Group companies to the Bank in the total amount of total debt of Group companies to all credit institutions, calculated as of the first day of each quarter (“Turnover Share”);

4.10.2

the obligation to ensure revenue from External Turnover, in accordance with sub-clause 4.10.1, does not apply to revenue of companies included in the power division of the Group in accordance with the Company’s most recent consolidated financial statements prepared in accordance with IFRS; and

4.10.3

under agreements entered into by the Borrower, CMP PAO, Southern Kuzbass PAO, Urals Stampings Plant PAO, Mechel Service OOO, Trade Port Posiet AO and Mecheltrans OOO with other Group companies (“Internal Turnover”) in the same percentage of Turnover Share calculated in accordance with sub-clause 4.10.1.

4.10.4

If, for reasons beyond the control of these companies, the Group companies are unable to ensure quarterly revenues from External Turnover to the settlement accounts opened with the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. in the amount specified in sub-clause 4.10.1, the Group companies shall be entitled to compensate for such shortfall in the External Turnover with proceeds from the sale of goods or provision of services under contracts concluded with other Group companies, but in an amount not exceeding 10 (Ten) percent of the External Turnover revenue due to be credited in a given quarter.

4.11 The Borrower undertakes to provide a report on the aggregate quarterly revenues of the Group companies from the sale of goods, provision of services or performance of works for the Calculation period within 15 (Fifteen) Business days from the end date of the relevant Calculation period.

4.12 Not later than 5 (Five) Business days following the day of final repayment by the Borrower of the debt under any Facility Agreement secured by a pledge and/or a surety of the Obligor, to notify the respective Obligor in any manner that allows to record the sender, recipient, contents of the communication and date of the notice, and to provide the Creditor with a confirmation of such notice.

In case of default (improper performance) by the Borrower of the obligation to notify the Obligor, the Bank shall be entitled to demand from the Borrower to pay a penalty at the rate of interest set in sub-clause 6.5.1 of this Agreement and divided by 365, calculated on the amount of the Borrower’s Principal debt under this Agreement and accrued for each day of delay in performance of the obligation starting from the date following the due date of the notification obligation to the date of actual notification of Obligors (including that date) The Creditor shall be entitled to demand compensation from the Borrower to the Creditor for the losses caused by the breach of the said obligations.

4.13 In case of additional issue of shares of the Borrower, Urals Stampings Plant PAO, Izhstal PAO, CMP PAO, BMP AO, Trade Port Posiet AO, Southern Kuzbass PAO, Mechel Mining AO and/or Korshunov Mining Plant PAO to provide additional collateral to the Bank within 50 (Fifty) Business days from the date of such additional issue to maintain the pledged block of shares to the Bank in the amount of:

4.13.1	not less than 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares of Urals Stampings Plant PAO (taking into account the additional issue);

4.13.2

not less than 49 (Forty-nine) percent of the total number of the Borrower’s ordinary shares (taking into account the additional issue) or not less than 25 (Twenty-five) percent + 1 (One) share (taking into account the additional issue), in the event that 24 (Twenty-four) percent minus one share of the Borrower has been released from pledge pursuant to clause 5.2 of this Agreement;

4.13.3

not less than 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares of CMP PAO (taking into account the additional issue), unless such shares have been released from pledge in accordance with clause 5.2 of this Agreement;

4.13.4	not less than 33.33 (Thirty-three point thirty-three) percent of the total number of ordinary shares of Izhstal PAO (taking into account the additional issue);

4.13.5

not less than 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares of BMP AO (taking into account the additional issue), unless such shares have been released from pledge in accordance with clause 5.2 of this Agreement;

4.13.6	not less than 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares of Korshunov Mining Plant PAO (taking into account the additional issue);

4.13.7	not less than 45 (Forty-five) percent + 1 (One) share of the total number of ordinary shares of Southern Kuzbass PAO (taking into account the additional issue);

4.13.8	not less than 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares of Mechel Mining AO (taking into account the additional issue); and

4.13.9

not less than 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares of Trade Port Posiet AO (taking into account the additional issue), unless such shares have been released from pledge in accordance with clause 5.2 of this Agreement.

4.14 In the event of any changes in the authorized capital of Port Mechel Temryuk OOO, ensure that the Bank retains the pledge of shares in Port Mechel Temryuk OOO in an amount not less than 25 (Twenty-five) percent of the registered authorized capital of Port Mechel Temryuk OOO (taking into account relevant changes), unless these shares were released from pledge in accordance with clause 5.2 of this Agreement.

4.15 Provide the Creditor with consent (acceptance) to debit without the Borrower’s order the funds due to the Creditor under this Agreement, from the Borrower’s accounts opened with the Bank on the basis of the relevant agreements.

4.16 Timely obtain, ensure the validity of and comply with the terms of any permits, consents and corporate approvals required under the Laws in order for the Borrower to perform its obligations under this Agreement and to enable this Agreement to be used as evidence in the courts of the Russian Federation or arbitration courts.

4.17 Ensure that the necessary permits, consents, licenses and patents required by law to conduct the Borrower’s business activities in the manner in which they are conducted are timely obtained, valid and comply with the terms and conditions.

4.18 If, according to the latest consolidated financial statements of the Company, the revenue of any Trader exceeds 2.5 (two point five) percent of the consolidated revenue of the Group, ensure that the guarantee and/or suretyship agreement between the Bank and such Trader to secure the obligations of the Borrower under this Agreement, in the form agreed upon with the Bank, is concluded within 20 (Twenty) Business days from the date specified in clause 8.7 of this Agreement of the relevant consolidated financial statements of the Company. Once the guarantee and/or surety has been entered into, the Trader concerned shall be deemed to be the Obligor.

4.19 Duly and timely take the necessary measures and actions to challenge legal actions brought against the Borrower, which may result in the Borrower’s default on the Financial Indebtedness, as well as to take the necessary measures to eliminate the circumstances causing claims by regulatory and/or supervisory governmental authorities.

4.20 Ensure that the value of net assets exceeds the amount of the Borrower’s authorized capital by the results of each financial year.

4.21 Ensure timely execution of all subsequent conditions in accordance with clause 4.24 of this Agreement.

4.22 If, according to the Company’s consolidated financial statements, any Group company, other than the companies listed below, that is not a guarantor for the obligations of other Group companies to the Creditor or its affiliates, any of the following financial statement indicators: Revenue, EBITDA or book value of assets, exceeds 3 (Three) percent of the Group’s relevant indicator in accordance with the most recent consolidated financial statements of the Company, - ensure the conclusion of a guarantee and/or suretyship agreement between the Bank and such Group company to secure the obligations of the Borrower under this Agreement, in the form agreed with the Bank, within 20 (Twenty) Business days from the date specified in clause 8.7 of this Agreement of the relevant consolidated financial statements of the Company. Once the guarantee and/or suretyship has been entered into, the relevant Group company will be deemed to be the Obligor.

The obligation stipulated in the first paragraph of this clause shall not apply to Kuzbass Power Sales Company PAO.

4.23 Not to perform the following operations, transactions, actions without obtaining the prior written consent of the Creditor:

4.23.1

Granting loans or entering into other transactions (a set of related transactions), under which the Borrower acts as a creditor under the Financial Indebtedness of persons outside the Group, except for loans and similar transactions that have been approved by the Bank or that have been disclosed to the Bank as of March 31, 2017.

4.23.2

Procurement of loans, credits from third parties outside the Group or entering into transactions (a set of related transactions) resulting in the Borrower’s financial indebtedness to third parties outside the Group, except for those raised and entered into under Refinancing, as well as loans and credits raised from VTB Bank (PJSC) and specified in the lines “Refinancing form” and “Targeted use of tranche in rubles” in Appendix No. 1 to the Restructuring Letter.

4.23.3

To raise Intragroup indebtedness and to issue loans or enter into transactions (a set of interrelated transactions) under the Intragroup indebtedness, as well as to repay Intragroup indebtedness except as provided for in Appendix No. 4.

4.23.4

Provision of suretyships and/or guarantees, assumption of indemnification obligations as security for obligations to Group companies and third parties outside of the Group, except suretyships, guarantees and indemnification obligations:

(a)	agreed by the Bank prior to the date of signing of Amendment Agreement No. 6, by one of the ways specified in clause 12.1 of this Agreement;

(b)	issued (provided) in favor of international consultants, auditors, custodians, investment banks within the standard terms of service activities of these persons;

(c)

issued (provided) in favor of the members of the Board of Directors of the Group companies (except for the members of the Board of Directors of the Company) in relation to the performance of their duties;

(d)

issued (provided) at the request of the auditors of the foreign subsidiary of the Group, for the purpose of covering the negative net assets of the relevant subsidiary in the amount required for such coverage;

(e)	issued (provided) in favor of the Creditor or its affiliates under the obligations of the Group companies to the Creditor or its affiliates;

(f)	provided to VTB Bank (PJSC) and specified in the “collateral” line in Appendix No. 1 to the Restructuring Letter;

(g)	issued (provided) to secure the Refinancing transactions (subject, inter alia, to condition (b) specified in the term “Refinancing”).

4.23.5

Acquisition, as well as alienation[3] by the Borrower of the property and/or assets (including shares) owned by the Borrower in favor of third parties on one occasion or in parts, within one or a set of related transactions, on a gratuitous or non-gratuitous basis, with the provision of proportional or disproportionate compensation[4] (consideration), except for acquisition or alienation of property and/or assets (including shares):

[3]	In this Agreement, alienation means:

•	sale, exchange and donation;
•	transfer of property in circumstances where such transfer is the basis of a loan or other obligation;
•	transfer of property as performance of an obligation;
•	non-claim by the Borrower of the property due to him/her with the allowance of a delay or on other terms within the limitation period stipulated by the Laws.

(a)	as part of the Sale Transaction; or

(b)	in the ordinary course of business; or

(c)	with respect to obsolete and worn-out property; or

(d)	between the Borrower and the Group companies, provided that:

i.

the amount of the transaction (a set of interrelated transactions) on the acquisition or disposal in respect of the Borrower does not exceed 1 (One) percent of the book value of the Borrower’s assets according to the financial statements as of the last reporting date;

ii.

at any time after the occurrence of any Dissolving condition, which is a continuing condition, and the appointment of a member of the Borrower’s Board of Directors from among the Candidates proposed by the Bank in accordance with sub-clause 4.24.4 of this Agreement: such transaction (a set of interrelated transactions) is approved by resolution of the Borrower’s Board of Directors, with the Borrower’s director appointed from among the Candidates proposed by the Bank in accordance with sub-clause 4.24.4 of this Agreement voting to approve this transaction. Such transaction may be concluded without said approval if the director of the Borrower, appointed from among the Candidates proposed by the Bank, more than twice: (a) fails to appear at a meeting of the Board of Directors, the agenda of which includes the issue of approval of such transaction, and/or (b) fails to vote on such issue at the relevant meetings of the Board of Directors; and

[4]	In this Agreement, disproportionate compensation (consideration) is defined as:

•

payment to the Borrower (receipt by the Borrower) of monetary funds in rubles and/or foreign currency in the amount of 10 (Ten) percent less than the book value of the Borrower’s property alienated for them according to the accounting records as of the last reporting date;

•	receipt of money in rubles and/or foreign currency to the Borrower’s bank account in a credit institution after the credit institution has suspended the fulfillment of monetary obligations;
•

granting to the Borrower (receipt by the Borrower) the rights of claim on the borrowed monetary obligations (deferral of payment for the alienated property) with the possibility of deferment of performance on such obligations for a period over 180 (One hundred and eighty) calendar days, and if the Borrower before that has not fulfilled its obligations to the Bank or third parties—over 30 (Thirty) calendar days;

•

transfer to the Borrower (receipt by the Borrower) of property (other than securities), the market value (price) of which is determined on the date of the transaction to be 30 (Thirty) percent or more less than the book value of the property according to the accounting records as of the last reporting date, disposed of by the Borrower against the aforementioned property according to the accounting records as of the last reporting date; and

•

transfer to the Borrower (receipt by the Borrower) of securities, the market value of which on the date of the transaction is 30 (Thirty) or more percent less than the book value of the property alienated by the Borrower against the above property according to the financial statements as of the last reporting date.

iii.

total volume of the Borrower’s transactions (including interrelated transactions) to alienate or acquire property and/or assets (including shares) does not exceed in each calendar year 3 (Three) percent of the aggregate book value of the Borrower’s assets according to the accounting statements as of the last reporting date, and within the whole term of the Credit 10 (Ten) percent of the aggregate book value of the Borrower’s assets according to the accounting statements as of the last reporting date.

4.23.6	Creation and/or incurrence of any encumbrance[5] or creation of conditional disposition of property and/or assets (including shares) in one or more related transactions, except for:

(a)	encumbrance agreed by the Bank before the date of signing of the Amendment Agreement No. 6;

(b)	encumbrance of the Borrower’s assets in favor of the Creditor or its affiliates on the obligations of the Group companies to the Creditor or its affiliates;

(c)	encumbrance in favor of VTB Bank (PJSC), specified in the lines “collateral” in Appendix No. 1 to the Restructuring Letter;

(d)	an encumbrance created to secure the Refinancing transactions (subject, inter alia, to condition (b) set forth in the term “Refinancing”); or

(e)	in cases stipulated by the Law.

4.23.7	Making investments (in any form) in authorized capitals of companies worth more than 10,000,000 (ten million) rubles.

4.23.8

Once the Financial Model has been agreed upon with the Creditor, the Group’s operating and investment expenses exceed the amount of the Group’s operating and investment expenses specified in the Financial Model by more than 5 (Five) percent.

4.23.9	Execution or repayment prior to the due date of the obligation and/or the occurrence of the relevant repayment or payment date:

(a)	of the payment obligation(s) (except for the Financial Indebtedness) in the amount exceeding 10 (Ten) percent of the aggregate of all payment obligations of the Borrower;

(b)	of any Financial Indebtedness, except for:

i.	cases of early performance or repayment of obligations under the Refinancing;

ii.

early performance or repayment of obligations in favor of VTB Bank (PJSC), provided for in the lines “Refinancing Form” (except for the item “Procedure for Early Repayment”) and “Restructuring Transaction Form”, in Appendix No. 1 to the Restructuring Letter;

[5]

In this Agreement, encumbrance means a mortgage, pledge, lien, involuntary lien, pledge, assignment, right of withdrawal from an account with a payer’s advance acceptance or similar right of withdrawal or other encumbrance created to secure the obligations of any person or any other agreement entered into to secure the obligations.

iii.

early repayment of debt to VTB Bank (PJSC) under the Agreements within the implementation of the mechanism of automatic transfer of excess funds in the accounts (Cash Sweep), provided that the mechanism of automatic transfer of excess funds in the accounts (Cash Sweep) was agreed with the Bank in accordance with clause 4.24.1 of this Agreement.

4.23.10

Reacquisition of shares, except as provided by the Law, as well as the announcement and/or payment of dividends, except for the announcement and/or payment of dividends to the Obligors and and/or their subsidiaries and the Company.

4.23.11

Entering into transactions (including purchase and sale of property and assets (including shares), sale of products, provision of services) with Group companies, affiliates and third parties on other than market terms (including hidden commissions, premiums, forfeitures, transfer prices that differ from normal business conditions).

4.23.12	Provision of advances for more than 6 (Six) months under contracts entered into in the normal course of business.

4.23.13

Conclusion of contracts on the terms under which the Borrower as a buyer is obliged to purchase the goods in the amount and at the price set out in the contract, or pay a penalty (take or pay transactions).

4.23.14

Reorganization, reduction or increase in the authorized capital of the Borrower and the issuance of new shares, except for the additional issue of shares carried out in accordance with the conditions stipulated in clauses 4.13 and 4.14 of this Agreement.

4.23.15	Significant changes in the main areas of its business activities.

4.23.16	Amendments to the documents of association, except for:

(a)	technical changes related to the change of address, establishment or liquidation of representative offices and branches, as well as changes required by law;

(b)

amendments made after the Effective date No. 2 and providing for the exclusion from the documents of association of provisions stipulating a special procedure for approval by the Board of Directors of the company’s transactions on alienation and encumbrance of major assets, on issuing, attracting loans and credits and other material transactions with mandatory voting by the Borrower’s director appointed from the Candidates proposed by the Bank, in accordance with sub-clause 4.24.4 of this Agreement.

(c)

after the occurrence of any Dissolving condition, inclusion in the documents of association of provisions stipulating a special procedure for approval by the Board of Directors of transactions on alienation and encumbrance of major assets, on granting, raising loans and credits and other significant transactions with mandatory voting of the Borrower Director, appointed from the Candidates proposed by the Bank, in accordance with sub-clause 4.24.4 of this Agreement.

4.23.17

Granting third parties (including credit institutions or other lenders) the right to write off funds from the Borrower’s accounts opened with the Bank on the basis of settlement documents stipulated by the Law, including on the basis of debit notes.

4.23.18

Avoid having commercial loans and advances overdue for more than 90 (Ninety) calendar days, except for overdue indebtedness, which together with overdue indebtedness of the Group companies does not exceed:

(a)	from January 1, 2019 to December 31, 2019 - 3 (three) percent of the Group’s Revenue in accordance with the Company’s most recent consolidated financial statements;

(b)	from January 1, 2020 to June 30, 2020 - 4 (four) percent of the Group’s Revenue in accordance with the Company’s most recent consolidated financial statements;

(c)	from July 1, 2020 - the said delay is not allowed, except as agreed with the Bank.

Conditions subsequent

4.24 The Borrower undertakes to perform the following actions (or ensure that these actions are performed by the Company or other companies of the Group) within the time frame provided for in this clause:

4.24.1

Up to and including September 1, 2020 to develop and agree with the Independent Financial Consultant and the Bank a mechanism for automatic transfer of excess funds in repayment of the Credit debt (Cash sweep).

4.24.2

By June 30, 2020, ensure that a confirmation is provided in a form acceptable to the Bank that an agreement is signed between the Group companies and a credit institution in respect of which those Group companies have overdue Financial Indebtedness that has been disclosed to the Bank, on restructuring such Financial Indebtedness of the Group companies to that credit institution and on settlement of disputes related to such Financial Indebtedness, whereby such confirmation will only contain the main terms of restructuring of Financial Indebtedness such as the term and schedule of repayment of the Financial Indebtedness under the principal debt (including the schedule to be applied if the Group companies execute the agreements on restructuring the overdue Financial Indebtedness and, if applicable, the repayment schedule to be applied if the Group companies do not execute the terms of restructuring of the relevant Financial Indebtedness), the applicable interest rate, cases of interest rate increases, fees, as well as the list of collaterals. This clause does not apply to the data in the Restructuring Letter.

4.24.3

Within 90 (Ninety) days from the date of occurrence of any Dissolving condition, provide the Borrower with duly certified confirmations of amendments agreed with the Bank to the Borrower’s documents of association providing, inter alia, for a special procedure of approval by the Board of Directors of the company’s transactions on alienation and encumbrance of major assets, on issuing and receiving loans and credits and other material transactions.

4.24.4

Within 90 (Ninety) days of the occurrence of any Dissolving condition, procure the election of the candidate nominated by the Creditor for the position of independent director (provided that the candidate meets the criteria established by applicable law for independent directors) to the Board of Directors of the Borrower.

In the event that the Borrower’s performance of the obligation under this clause of the Agreement has caused or created a real threat of causing significant damage to the Borrower, the Creditor undertakes to take reasonable measures together with the Borrower to minimize such damage or eliminate the threat of its occurrence.

4.24.5	Not later than 65 calendar days from the date of the Amendment Agreement No. 6, provide the Bank with the original or notarized copies of (or in another form agreed upon with the Bank):

(a)

resolutions agreed with the Bank by the authorized bodies of Southern Kuzbass PAO, Urals Stampings Plant PAO, CMP PAO and BMP AO on approval of additional agreements to the suretyship agreements concluded before the Effective date No. 2 to secure obligations of the Group companies under the loan agreements listed in Appendix No. 11 of this Agreement; and

(b)

decisions of authorized bodies of Izhstal PAO and Trade Port Posiet AO on approval of suretyship agreements, entered into to secure the obligations of the Group companies under the loan agreements listed in Appendix No. 11 to this Agreement, agreed with the Bank.

4.24.6	By December 31, 2020, provide the Bank with the original or notarized copies of (or in another form agreed upon with the Bank):

(a)

the resolution(s) of the authorized body(ies) of the Company agreed with the Bank to approve additional agreements to the suretyship agreements and pledge agreements entered into prior to the Effective date No. 2 to secure the obligations of the Group companies under the loan agreements listed in Appendix No. 11; and

(b)

the resolution(s) of the authorized body(ies) of Southern Kuzbass PAO approved by the Bank to approve the additional agreements to the credit agreements of Southern Kuzbass PAO with the Bank providing for the changes in the terms and conditions of such credit agreements agreed with the Bank as major transactions and also in accordance with other reasons stipulated by the Articles of Association.

4.24.7

Pay the Fee for the amendment of the credit terms and conditions monthly, on the last Business day of each month, in equal installments of the amount of the Fee for the amendment of the credit terms and conditions for a period of 12 months from the Effective date No. 2. The first payment of the Fee shall be made in the month which is the Effective date No. 2.

4.24.8

If an Invalidity Event occurs, within 30 calendar days from the date of the Invalidity Event, to ensure that the Bank and Korshunov Mining Plant PAO sign additional agreements to the surety agreements of Korshunov Mining Plant PAO entered into to secure the obligations of the Group companies under the loan agreements listed in Appendix No. 11 hereto, with a liability limit of 9.99% of the book value of the assets of Korshunov Mining Plant PAO in aggregate under all suretyship agreements and provide a resolution of the Board of Directors of Korshunov Mining Plant PAO approving these additional agreements.

4.24.9	By August 1, 2020, provide the Financial Model agreed with the Bank.

Financial obligations

4.25 The Borrower undertakes to ensure that the Group complies with the following financial indicators:

4.25.1	Cash flow adequacy ratio, calculated as the ratio of Operating cash flow (without interest paid) to EBITDA;

4.25.2	EBITDA profitability ratio, calculated as the ratio of EBITDA to Revenue;

according to the values shown in the table below:

	2019	2020	2021	2022 - 2027
Operating cash flow / EBITDA	80%	80%	80%	80%
EBITDA / Revenue	20%	15%	15%	20%

4.25.3	Total Debt to EBITDA ratio;

4.25.4	EBITDA to Consolidated Financial Expenses ratio in accordance with the values specified in the table below:

	2019	2020	2021	2022	2023	2024 - 2027
Total Debt / EBITDA (not more)	3.5	6.0	6.0	4.0	3.5	3.0
EBITDA / Consolidated Financial Expenses (not less)	2.00	2.00	2.00	2.00	3.00	3.00

4.26 The indicators specified in clause 4.25 hereof shall be verified in respect of each Calculation period on the basis of the Company’s consolidated IFRS financial statements for the relevant Calculation period. The Indicator for each Calculation period in each calendar year shall be verified in relation to the Indicator of the relevant calendar year specified in the table above.

If pursuant to sub-clause 6.3.3 the deadline for full and final repayment of the Principal debt is extended to March 20, 2030, the ratios set forth in clause 4.25 of this Agreement for 2027 shall be met during 2028-2030.

4.27 In the event of alienation of shares or interests of other Group companies to third parties outside the Group, as agreed with the Bank, the Borrower and the Bank may agree on new values of the financial indicators provided for in clause 4.25 of this Agreement.

4.28 For the purposes of clauses 4.25 and 4.26 of this Agreement, the following terms shall have the following meaning:

EBITDA – the Group’s net income as determined by the Group’s financial statements,

(a)	before deducting any accrual or payment in respect of taxes on income of the organization;

(b)

before adding any interest, commissions, discounts and other charges received/to be received and deducting any interest, commissions, discounts and other charges paid/to be paid by any company within the Group in respect of the Financial Indebtedness;

(c)

excluding any items deemed exceptional or extraordinary, income and/or expenses arising from transactions and activities other than the ordinary course of business of the Group, including any amounts in respect of:

•	expenses and revenues related to exchange rate differences;

•	results of revaluation of non-current assets or any revenues or expenses associated with the disposal of non-current assets of any Group company;

•	results of revaluation of contingent obligations of any of the Group companies;

•	amounts relating to provisions and changes in provisions for impairment of debt/assets;

•	profits from overdue accounts payable;

•	any amounts of fines, penalties, forfeits and their remission;

•	any gains and losses arising from the disposal of part or all of the interest in any Group company;

•	any amounts of other expenses classified in the Borrower’s financial statements prepared in accordance with IFRS as non-core expenses;

(d)	before adding profits and deducting losses from pension plan assets/liabilities;

(e)	before adding profits from equity-based compensation plans;

(f)	before deducting the amount of amortization or impairment of intangible assets, including goodwill, and amortization or impairment of tangible assets;

(g)	before deducting losses or adding profits of any of the Group’s subsidiaries attributable to non-controlling interests.

Consolidated financial expenses shall mean the aggregate amount of interest and other financial charges (including, among other things, commissions, discounts, and other payments, including those in respect of leasing and derivative financial instruments) accrued (paid or payable by the Group), including capitalized ones, during the Settlement Period.

4.29 Unless otherwise provided in this Agreement, the accounting terms used in clause 4.25 of this Agreement shall be interpreted in accordance with IFRS.

Other obligations

4.30 The Borrower undertakes to ensure that the Group companies make purchases through the use of the Creditor’s electronic trading platform, in the amount of not less than half of all purchases made through open electronic trading platforms, while providing these services for a fee to participants on terms no worse than current ones, and finalizing the functionality of the system in accordance with the requirements of the Group companies.

4.31 The Borrower undertakes (subject to the provisions of applicable law) before the occurrence of any Dissolving condition:

4.31.1

no later than the dates agreed upon in the payroll program implementation schedule signed by the Borrower and the Bank in accordance with clause 3.1.12 of Amendment Agreement No. 6, to enter into an agreement with the Bank on payroll services to the Borrower’s employees and ensure crediting of bank card accounts opened by those employees of the Borrower who agreed to the Bank’s offer to transfer their salaries to the Bank, in the amount not exceeding the one specified in Appendix No. 3 to Amendment Agreement No. 6;

4.31.2

make all reasonable and legally permissible efforts to transfer employees to the Bank for servicing under the Payroll Program, if the employees agree to open bank cards in the Bank and transfer their salaries in accordance with the Payroll Program; and

4.31.3

in case of a decrease in the share of the total debt of the Group companies to the Bank in the total volume of the Credit Portfolio of the Group companies, calculated as of the first day of each quarter, the Borrower shall be entitled to transfer employees for payroll services to other banks in proportion to the share of such decrease in the debt of the Group companies to the Bank to the total volume of the Credit Portfolio of the Group companies.

4.32 In case of default (improper performance) by the Borrower of the obligations provided by clause 4.31 of this Agreement, the Bank shall have the right to require the Borrower to pay a one-time exclusive penalty in the amount of 10,000,000 (ten million) rubles less the amount of the penalty paid by other Group companies, which have signed the payroll program schedule with the Bank. For the avoidance of any doubt, the Group shall make a one-time payment of 10,000,000 (Ten million) rubles on the basis of a written request of the Bank.

4.33 Properly comply with all other terms and conditions of this Agreement.

5. SECURING PERFORMANCE OF BORROWER’S OBLIGATIONS

5.1 The security for the performance of the Borrower’s obligations under this Agreement shall be:

5.1.1	suretyship of the Company in accordance with Suretyship Agreement No. 84-85/13-V-P-2 dated 18 June 2013 concluded between the Creditor and the Company (as amended);

5.1.2	suretyship of Mechel Mining AO in accordance with Suretyship Agreement No. 84-85/13-V-P-1 dated 18 June 2013 concluded between the Creditor and Mechel Mining AO (as amended);

5.1.3	suretyship of Urals Stampings Plant PAO in accordance with the Suretyship Agreement No.85/13-V-P/3 dated 29 December 2015 concluded between the Creditor and Urals Stampings Plant PAO (as amended);

5.1.4	suretyship of CMP PAO in accordance with the Suretyship Agreement No. 85/13-V-P-3 dated 25 December 2015 concluded between the Creditor and CMP PAO (as amended);

5.1.5	suretyship of Korshunov Mining Plant PAO in accordance with Suretyship Agreement No. 85/13-V-P-2 dated 29 December 2015 concluded between the Creditor and Korshunov Mining Plant PAO (as amended);

5.1.6	suretyship of Southern Kuzbass Coal Company PAO in accordance with Suretyship Agreement No. 85/13-V-P-1 dated 21 June 2013 concluded between the Creditor and Southern Kuzbass PAO (as amended);

5.1.7	suretyship of Mecheltrans OOO in accordance with the Suretyship Agreement to be concluded between the Creditor and Mecheltrans OOO;

5.1.8	suretyship of Mechel Coke OOO in accordance with the Suretyship Agreement to be concluded between the Creditor and Mechel Coke OOO;

5.1.9	suretyship of Trade Port Posiet AO in accordance with the Suretyship Agreement to be concluded between the Creditor and Trade Port Posiet AO;

5.1.10	suretyship of Izhstal PAO in accordance with the Suretyship Agreement to be concluded between the Creditor and Izhstal PAO;

5.1.11	suretyship of Mechel Business Service OOO in accordance with the Suretyship Agreement to be concluded between the Creditor and Mechel Business Service OOO;

5.1.12	suretyship of Mechel Service OOO in accordance with the Suretyship Agreement to be concluded between the Creditor and Mechel Service OOO;

5.1.13	Guarantee dated 30 December 2015 between the Creditor and Mechel Carbon AG (as amended);

5.1.14

pledge of batch of shares of Mechel Mining AO in the amount of 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares in accordance with the Share Pledge Agreement No. 84-85/13-V-Z-9 dated 22 May 2017 concluded between the Creditor and the Company (as amended);

5.1.15

pledge of batch of shares of Urals Stampings Plant PAO in the amount of 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares in accordance with the Share Pledge Agreement No.2613-172-K-Z/1 dated 28 June 2013 concluded between the Creditor and the Company (as amended);

5.1.16

pledge of batch of shares of Izhstal PAO in the amount of 33.33 (Thirty-three point thirty-three) percent of the total number of ordinary shares in accordance with the Share Pledge Agreement No.2613-172-K-Z/2 dated 28 June 2013 concluded between the Creditor and the Company (as amended);

5.1.17

subsequent pledge of the Borrower’s batch of shares in the amount of 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares in accordance with the Share Pledge Agreement No. 84-85/13-V-Z-2 dated 18 June 2013 concluded between the Creditor and Mechel Mining AO (as amended);

5.1.18

pledge of batch of shares of Southern Kuzbass PAO in the amount of 45 (Forty-five) percent + 1 (One) share of the total number of ordinary shares pursuant to the Share Pledge Agreement No.84-85/13-V-Z-1 dated 18 June 2013 concluded between the Creditor and Mechel Mining AO (as amended);

5.1.19

subsequent pledge of batch of shares of Korshunov Mining Plant PAO in the amount of 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares in accordance with the Share Pledge Agreement No.84-85/13-V-Z-3 dated 18 June 2013 concluded between the Creditor and Mechel Mining AO (as amended);

5.1.20

pledge of batch of shares of Trade Port Posiet AO, in the amount of 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares under the Share Pledge Agreement No. 84-85/13-V-Z-6 dated 25 December 2015 concluded between the Creditor and Mecheltrans OOO (as amended);

5.1.21

pledge of batch of shares of CMP PAO in the amount of 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares in accordance with the Share Pledge Agreement No. 84-85/13-V-Z-5 dated 25 December 2015 concluded between the Creditor and the Company (as amended);

5.1.22

pledge of batch of shares of BMP AO in the amount of 25 (Twenty-five) percent + 1 (One) share of the total number of ordinary shares in accordance with the Share Pledge Agreement No. 84-85/13-V-Z-7 dated 25 December 2015 concluded between the Creditor and the Company (as amended);

5.1.23	a pledge of batch of shares of the Borrower in the amount of:

5.1.23.1

prior to the date of release of part of the shares in accordance with clause 5.3 hereof—25 (Twenty-five) percent of the total number of ordinary shares in accordance with the Share Pledge Agreement No. 84-85/13-V-Z-4 dated 25 December 2015 concluded between the Creditor and Mechel Mining AO (as amended);

5.1.23.2

after the date of release of part of the shares in accordance with clause 5.3 hereof—24 (Twenty-four) percent minus 1 (One) share of the total number of ordinary shares in accordance with the Share Pledge Agreement No. 84-85/13-V-Z-4 dated 25 December 2015 concluded between the Creditor and Mechel Mining AO (as amended);

5.1.24

pledge of stakes of Port Mechel Temryuk OOO in the amount of 25 (Twenty-five) percent of the registered authorized capital of Port Mechel Temryuk OOO in accordance with the Pledge Agreement w/n dated 25 December 2015 concluded between the Creditor and Mecheltrans OOO (as amended);

5.1.25

Prior to the Effective date No. 2 - pledge of the property complex of Ulak-Elga Railway[6] and/or certain items of immovable property included in this property complex as defined in the Mortgage Agreement dated 24 March 2016 concluded between the Bank and Elga-road OOO.

5.2 At the request and at the expense of the Borrower, the Creditor undertakes to execute and sign documents and agreements to terminate the share pledge agreements and share pledge agreements entered into in accordance with sub-clauses 5.1.20 – 5.1.24 of this Agreement, and to perform other actions necessary in accordance with applicable Law to release these shares and interests from pledge, if any of the following conditions are met:

5.2.1	Net Debt to EBITDA ratio according to the Company’s latest consolidated financial statements does not exceed 3.5 for 2 (two) semi-annual reporting periods;

5.2.2

The Group companies’ total Financial Indebtedness to the Bank Group does not exceed RUR 31,000,000,000 (thirty one billion) (or its equivalent in other currencies) as of the date of the Company’s last consolidated financial statements.

For the purposes of this clause 5.2 the term “Net Debt” is defined as Aggregate Debt minus Cash and Cash Equivalents (as that defined in IFRS).

5.3 Within 30 (Thirty) Business days from the Effective date No. 2, the Bank undertakes to sign the necessary documents providing for reduction of the pledged shares under the agreements entered into in accordance with sub-clause 5.1.23 hereof to 24 (Twenty-four) percent minus 1 (One) share of the total number of ordinary shares of JSHC Yakutugol and subject to the pledgor providing these documents signed from its side.

[6]

Construction - construction of the access railroad track to Elga coal deposit from Ulak station to Elga station, purpose: railway transport facilities, length - 317,000 m, the degree of completion of the construction in progress - 91%, address (location) of the object: Amur region, Zeyisky district; Sakha (Yakutia) Republic, Neryungrinsky district; cadastral (or conventional) number: 0:0:0:277

SECTION II. TERMS AND CONDITIONS OF THE CREDIT LINE AND THE PROCEDURE OF SETTLEMENTS ON GRANTING AND REPAYMENT OF THE CREDIT

6. TERMS AND CONDITIONS OF CREDIT

6.1 – 6.3. GENERAL CONDITIONS

6.1. Limits and currency of the Credit Line:

6.1.1.

The Credit Line disbursement limit (the maximum allowed amount of the total amount of funds provided to the Borrower under the Credit Line) is the equivalent in the currency of the Russian Federation (rubles) of 489,000,000 (four hundred eighty nine million) US dollars on the Effective date.

Credit Currency – 1) foreign currency (US dollars)—with respect to funds that are provided under the terms of the Facility Agreement prior to the Effective date; 2) the currency of the Russian Federation (rubles)—in respect of cash which may be provided in accordance with clause 6.1 of this Agreement and in respect of the currency in which the amount of the Principal debt is denominated after the Effective date.

6.2. Credit purpose: financing of financial and economic activities stipulated by the Articles of Association.

6.2.1.	The Borrower may not use the Credit for purposes other than those defined in this Agreement.

6.2.2.	It is not allowed to use the Credit for:

6.2.2.1.	repayment by the Borrower of the obligations of other borrowers to the Creditor;

6.2.2.2.	repayment by the Borrower of its obligations under this Agreement and other loan agreements concluded with the Creditor;

6.2.2.3.	repayment by the Borrower of debts on credits and loans to third parties;

6.2.2.4.	provision of loans by the Borrower to third parties;

6.2.2.5.	purchase and repayment by the Borrower of bills of exchange (except for bills of exchange issued by the Bank, the Bank of Russia, the Ministry of Finance of Russia);

6.2.2.6.	purchase and repayment of emission securities (except for securities issued by the Bank, the Bank of Russia, and the Ministry of Finance of Russia);

6.2.2.7.	acquisition from the Creditor of property received by the Lender as a result of termination of the Borrower’s obligations under previously granted Credits as a payoff;

6.2.2.8.	making investments in authorized capitals of third legal entities (including the purchase of shares on the secondary market);

6.2.2.9.	lease payments.

6.3. Using the Line of Credit:

6.3.1.	End of the Credit line disbursement period: up to April 26, 2014.

At the end of the Credit line disbursement period, the Borrower shall, in accordance with the terms and conditions of this Agreement, cease to be entitled to the Credit Tranches.

6.3.2.	Repayment of the Principal debt (considering the interest previously capitalized) shall be made by the Borrower:

6.3.2.1.

Prior to the Effective date No. 2—monthly, on the 15 (Fifteenth) day of each calendar month of use of the Credit, in equal proportions of the outstanding amount of the Principal debt (including interest capitalized in accordance with sub-clause 6.5.2.3 of this Agreement) as of the 15th day of the month following the Delayed date of Principal repayment and starting from that date.

If the day of the month on which the repayment of the Principal debt under this clause falls is not a Business day, the repayment shall be made on the first Business day following such day.

6.3.2.2.	From the Effective date No. 2 until the occurrence of any of the following events whichever is the earliest:

(a)	March 20, 2027; or

(b)	any Dissolving condition

in accordance with the schedule set forth in Appendix No. 9 (the “Payment Schedule”), including overdue indebtedness under the Principal debt existing as of the date of signing of Amendment Agreement No. 6, hereby:

6.3.2.2.1.

in the event that the Effective date No. 2 is later than May 31, 2020, the amount of payments missed in accordance with the Payment Schedule shall be due and payable within 5 (Five) Business days after the Effective date No. 2, and all other payments shall be made on the dates specified in the Payment Schedule.

6.3.2.2.2.

in the event that the amount of payments provided for in the Payment Schedule was paid in May 2020 in the manner and within the time frame provided for in the Payment Schedule prior to the Effective date No. 2, such amount of payments shall be credited against the Principal debt due under the Payment Schedule after the Effective date No. 2, and the provisions of sub-clause 6.3.2.2.1 above shall not apply.

For the purposes of this clause 6.3.2.2.2 early repayment of debt under the Borrower’s Loan Agreements at the expense of the funds received from the Sale Transaction shall not constitute payment of the amount of payments in the manner and within the time frame provided for in the Payment Schedule.

6.3.2.2.3.

if (i) no Dissolving condition has occurred and repayment of the Principal debt is due by March 20, 2027 and (ii) the term of repayment of the Principal debt has NOT been extended in accordance with sub-clause 6.3.3 below, full repayment of the outstanding amount of the Principal debt shall be made on March 20, 2027.

6.3.2.3.

As of March 20, 2027, provided that: (i) the Dissolving condition has not previously occurred and (ii) the term of the Principal Indebtedness has been extended in accordance with sub-clause 6.3.3 below, in accordance with the schedule set forth in Appendix No. 10.

6.3.2.4.	Upon the occurrence of a Dissolving condition under the following procedure:

6.3.2.4.1.

in case of occurrence of the Dissolving condition (Approval)—monthly, on the 20 (Twentieth) day of each month of Credit use, starting from July 2021 and up to April 20, 2022 (inclusive), in equal proportions from the Principal debt amount (considering the previously capitalized interest) as of the date of occurrence of the Dissolving condition (Approval);

6.3.2.4.2.	upon the occurrence of a Dissolving condition (Korshunov Mining Plant):

(a)	if this Dissolving condition (Korshunov Mining Plant) occurs prior to April 20, 2022 (inclusive), monthly, on the 20 (Twentieth) day of each month of Credit use, commencing on:

A.

if the Bank has notified the Borrower of the occurrence of a Dissolving condition (Korshunov Mining Plant) before the 20th day of the month—starting from the 20th day of the month in which the Bank’s notice of the occurrence of this Dissolving condition (Korshunov Mining Plant) was received;

B.

if the Bank has notified the Borrower of the occurrence of a Dissolving condition (Korshunov Mining Plant) after the 20th of the month—starting from the 20th of the month following the date of the Bank’s notification of the occurrence of this Dissolving condition (Korshunov Mining Plant);

and through April 20, 2022, in equal proportions of the Principal debt (including interest previously capitalized) as of the date of the Dissolving condition;

(b)

if this Dissolving condition (Korshunov Mining Plant) occurs after April 20, 2022 (inclusive), to the full amount of the Principal debt (including previously capitalized interest) on the last day of the month in which the Bank’s notice of the occurrence of this Dissolving condition (Korshunov Mining Plant) was received.

6.3.3.

Repayment of the Principal debt (taking into account interest previously capitalized) shall be made not later than March 20, 2027, and this term shall be extended until March 20, 2030, provided that the following conditions are simultaneously met:

6.3.3.1.

From Effective date No. 2 and until March 20, 2027, all of the Group companies timely and properly performed their payment obligations to the Bank, and there were no late payments or payment defaults to the Bank during that period; and

6.3.3.2.

VTB Bank (PJSC) has extended the repayment date of the Group companies’ debt to VTB Bank (PJSC) by at least three years from the date when the Group companies’ debt to VTB Bank (PJSC) under the terms of the Restructuring 2020 should have been fully repaid, taking into account that such repayment will not be made earlier than seven years after the effective date of the Restructuring 2020.

If the day of the month on which the repayment of the Principal debt under this clause falls is not a Business day, the repayment shall be made on the first Business day following such day.

6.4. CREDIT LINE USE PROCEDURE

6.4.1.

The Credit Line is used on the basis of the Application for the use of the Credit Line (in the format of Appendix No. 1 to this Agreement), hereinafter referred to as the “Application”, by transferring in non-cash form in the amount of the Credit Line Tranches to the Borrower’s Current Account in foreign currency with the Bank.

The Creditor has the right to grant a Credit Line Tranche on the basis of the Application submitted to the Bank as a facsimile / scanned copy, and the Borrower is obliged within 2 (Two) Business days after the date (day) of the Credit extension specified in sub-clause 6.4.5 of this Agreement to provide the Bank with the original copy of this Application.

6.4.2.	The Creditor will consider the Application valid if it contains:

6.4.2.1.	the intended purpose of the Credit;

6.4.2.2.	the amount of the Credit Tranche;

6.4.2.3.	bank details - Current account in foreign currency;

6.4.2.4.	the date of provision of the Credit Tranche;

6.4.2.5.	the repayment schedule of the Credit Tranche.

6.4.3.	The application may be submitted by the Borrower to the Creditor for execution until 2 p.m. Moscow time not later than 2 (Two) Business days before the end of the Credit line disbursement period.

6.4.4.

The Credit is granted by the Creditor within 2 (Two) Business days after submission of the Application or on the Credit extension date specified in the Application, if this date is in the time range exceeding 2 (Two) Business days after submission of the Application, subject to the provisions specified in clause 6.4.3 of this Agreement, provided that such Application meets the requirements of this Agreement.

6.4.5.	The date (day) of the Credit extension shall be the date (day) of crediting the amount of the Credit to the Current Account in foreign currency.

6.5. COST TERMS OF THE CREDIT LINE

Cost terms of the Principal debt

6.5.1.

Starting from the date following the date of issue of the first Credit Tranche and until the date of final repayment of the Principal debt (inclusive), the Borrower unconditionally and irrevocably undertakes to pay Interest on the Principal debt at the rate equal to:

6.5.1.1.	until the Effective date (inclusive) - 7.5 (Seven point five) percent per annum;

6.5.1.2.	from the date following the Effective date - the key rate of the Bank of Russia plus 1.5 (One point five) percent per annum, herewith:

6.5.1.2.1.

in the event of a breach of clause 4.9 from the date specified in the Bank’s written notice of such breach (but in any event not earlier than such breach occurs), the interest rate shall be set at - the Bank of Russia key rate plus 2.5 (Two point five) percent per annum and shall be effective until the Cancellation Date (Disagreement) or the Cancellation Date (Correction), whichever is earlier.

The Borrower undertakes to:

(a)

in case of disagreement with the fact that the Borrower has violated the provisions of clause 4.9 of this Agreement, send on the next day after receipt of the Bank’s notice referred to in clause 6.5.1.2.1, a Notice to the Borrower on disagreement, with justification of the reasons why the Borrower believes that there was no violation of clause 4.9 of this Agreement;

(b)

to send to the Bank the Borrower’s Notice of Cancellation, if in the Settlement Period following the Settlement Period in which the conditions of clause 4.9 hereof were violated, the conditions of clause 4.9. hereof are complied with. Such Borrower’s Notice of Cancellation shall be given immediately after the end of the Settlement Period in which the conditions of clause 4.9 hereof are met;

The Creditor, upon receipt of the Borrower’s Notice of Disagreement, shall consider the Borrower’s justification for the absence of a violation of the terms of clause 4.9 of this Agreement, and, if the Borrower agrees with the arguments, shall approve the Cancellation Date (Disagreement).

6.5.1.2.2.

in the event of a breach of clause 4.11 of this Agreement from the date when the report specified in clause 4.11 of this Agreement is due, the interest rate shall be set at - the Bank of Russia key rate plus 2.5 (Two point five) percent per annum and shall be effective until the date of submission of the report specified in clause 4.11 of this Agreement.

6.5.1.2.3.

in case of violation of the provisions of sub-clause 4.24.5 or 4.24.6 of this Agreement, from the day following the date of the relevant violation, the rate shall be set at the current interest rate increased by 2 (Two) percent per annum and shall be valid until the Cancellation Date (Correction). The Borrower undertakes to send to the Bank a corresponding Borrower’s Notice of Cancellation when violations of the terms of sub-clause 4.24.5 or 4.24.6 of this Agreement are eliminated;

For purposes of this sub-clause 6.5.1.2 the following terms shall have the following meaning:

“Cancellation Date (Disagreement)” is defined as the date agreed upon by the Bank upon receipt by the Bank of the Borrower’s Notice of Disagreement and the Bank’s agreement of the Borrower’s position that there has been no violation of the provisions of clause 4.9 hereof, and specified in the Bank’s notice of the Cancellation Date (Disagreement).

“Cancellation Date (Correction)” is defined as:

(a)

The tenth Business day after receipt by the Bank of the Borrower’s Notice of Cancellation in the event that prior to this date (inclusive) the Bank, acting reasonably and in good faith, has not informed the Borrower that it agrees or disagrees that the relevant violation has been eliminated;

(b)

Date of notification to the Bank that the Bank agrees that the relevant breach of clause 4.9, 4.24.5 or 4.24.6 of this Agreement has been eliminated, as specified in the Borrower’s Notice of Cancellation received, but in any event no later than the tenth Business day after the Bank receives the Borrower’s Notice of Cancellation;

(c)

Date agreed by the Parties - if, within 10 (ten) Business days of receipt of the Borrower’s Notice of Cancellation, the Bank, acting reasonably and in good faith, has given notice to the Borrower of its disagreement with the fact that the relevant breach of clause 4.9, 4.24.5 or 4.24.6 of this Agreement has been eliminated.

The Cancellation Date (Disagreement) or Cancellation Date (Correction) agreed upon by the parties may not be set retrospectively.

“Borrower’s Notice of Cancellation” means the Borrower’s notice of elimination of a breach of clause 4.9, 4.24.5 or 4.24.6 of this Agreement.

“Borrower’s Notice of Disagreement” means the Borrower’s notice of disagreement with the fact that the Borrower has breached the terms of clause 4.9, containing a statement of the reasons why the Borrower believes that there has been no breach of clause 4.9 of this Agreement;

6.5.1.3.

As of Effective date No. 2, the amount due on Interest on the Principal debt on the next Interest Payment Date after the end of that Interest Period in which the Additional Increased Rate Period (as defined below) falls shall be reduced by the amount of the Interest Difference (as defined below).

For purposes of this clause 6.5.1.3 of this Agreement, the following terms shall have the following meaning:

“Grounds for Rate Increase”:

(a)

sending by the Bank in accordance with clause 6.5.1.2.1 of this Agreement notification of the Bank to increase the interest rate subject to the subsequent occurrence on this notification of the Bank Cancellation Date (Disagreement);

(b)	breach of the terms and conditions of this Agreement, which is grounds for increasing the rate of Interest on the Principal debt in accordance with clause 6.5.1.2.1 or 6.5.1.2.3 of this Agreement.

“Additional Increased Rate Period” - the period:

(c)

from the date specified in the notification of the Bank on the increase of the interest rate, sent in accordance with clause 6.5.1.2.1 of this Agreement and until the Cancellation Date (Disagreement); and

(d)

from the date following the date of receipt by the Bank of the Borrower’s Notice of Cancellation until the Cancellation (Correction) Date (inclusive) in respect of the Grounds for Rate Increase specified in the relevant Borrower’s Notice of Cancellation.

“Interest Difference” means the ruble-denominated amount which is the difference between (1) the amount of Principal debt Interest accrued for the Additional Increased Rate Period and (2) the amount of Principal debt Interest which would have accrued for the Increased Rate Period had the Grounds for Rate Increase not arisen.

The key rate is set by the Board of Directors of the Bank of Russia and is published on the website of the Bank of Russia and in public sources.

The interest rate on the Credit Line changes from the date of change of the key rate by the Bank of Russia.

6.5.2.	Payment of Interest on the Principal debt shall be made on the dates taking into account the Interest Periods:

6.5.2.1.	From the date of the first Credit Tranche and until July 25, 2014 (inclusive):

6.5.2.1.1.	First Interest Period - from the date of the first Credit Tranche extension (excluding this date) to the last calendar day of the first month of Credit use (inclusive).

Interest Payment Date - the last Business day of the first month of Credit use.

6.5.2.1.2.	The Second Interest Period - from the first to the 25 (Twenty-fifth) day of the second month of use of the Credit (inclusive).

Interest Payment Date - 25 (Twenty-fifth) day of the second month of Credit use.

6.5.2.1.3.	Subsequent Interest Periods - the period from the 26 (Twenty-sixth) day of the month preceding the current month to the 25 (Twenty-fifth) day of the current month (inclusive).

Interest Payment Date - every month, on the 25 (Twenty-fifth) day of each calendar month.

6.5.2.2.	From July 26, 2014 to the Effective date (inclusive):

Interest accrued from July 26, 2014 and up to the Effective date and unpaid prior to the date of signing of Amendment Agreement No. 2 shall be capitalized on the date of signing of Amendment Agreement No. 2 by adding to the amount of Principal debt and shall become Additional debt under the Principal debt.

6.5.2.3.	From the Effective date (not including such date) to the Delayed date of interest repayment (inclusive):

6.5.2.3.1.

First Interest Period - from the Effective date to the 4th day of the month in which the Effective date falls (inclusive). If the Effective date falls on a day after the 4th day, the first Interest Period ends on the 4th day of the next calendar month (inclusive) or, if that day of the month is not a Business day, on the first Business day following such day.

The interest payment date is the 7 (Seventh) Business day of July 2016 (inclusive).

6.5.2.3.2.

The second and subsequent Interest Periods shall mean the period beginning on the day following the last day of the previous Interest Period until the fourth day of each calendar month (inclusive), or, if that day of the month is not a Business day, the first Business day following such day.

Payment of interest for the Interest Periods from the second to the sixth - no later than the 7 (Seventh) Business day of July 2016 (inclusive).

The interest payment date for the subsequent Interest Periods shall be monthly, on the 7 (Seventh) Business day of each calendar month.

6.5.2.3.3.	Last Interest Period - the period beginning on the day following the last day of the previous Interest Period through the Delayed date of interest repayment (inclusive).

Interest Payment Date - the Delayed date of interest repayment (inclusive).

In this case, during the period from the Effective date to the Delayed date of interest repayment (inclusive), interest shall be paid as follows:

•	The greater of the following amounts shall be paid to the Creditor:

•	50 (fifty) percent of the amount of each monthly interest payment calculated in accordance with the terms of this Article; or

•

the amount of interest per annum calculated at the rate set out in the table below and determined by reference to the Total Debt to EBITDA ratio in accordance with the Company’s most recent consolidated financial statements, on the amount actually outstanding under Principal debt

Total Debt to EBITDA ratio	Interest rate, per annum (%)
6.01 and above	8.75 (Eight point seventy-five), but not higher than the interest rate calculated in accordance with sub-clause 6.5.1.2 of this Agreement

5.01 to 6.0	9.5 (Nine point five), but not higher than the interest rate calculated in accordance with sub-clause 6.5.1.2 of this Agreement

4.01 to 5.0	10.5 (Ten point five), but not higher than the interest rate calculated in accordance with sub-clause 6.5.1.2 of this Agreement

4.0 and below	the interest rate calculated in accordance with sub-clause 6.5.1.2 of this Agreement

The interest rate set forth in the table above shall apply to the calculation of interest payments commencing with the Interest Period immediately following the date of extension pursuant to sub-clause 8.7.6 of this Agreement of a certificate calculating financial obligations that indicates that the Total Debt to EBITDA ratio exceeds the ratio set forth in the sub-clause above,

•	the remaining part of each monthly interest payment shall not be paid to the Creditor, but shall be capitalized by adding it to the amount of the Principal debt.

Capitalized Interest shall be added to the amount of the Principal debt (capitalized) on the dates of expiration of the Interest Periods. Starting from the first day following the date of capitalization of interest to the amount of the Principal debt, interest shall be accrued on the amount of debt on the Principal debt taking into account the capitalized interest.

6.5.2.4.	From the date following the Delayed date of interest repayment to the date of final repayment of the Principal debt (inclusive):

6.5.2.4.1.

First Interest Period - from the day following the Delayed date of interest repayment to the 4th day of the month following the Delayed date of interest repayment (inclusive), and if that day of the month is not a Business day - the first Business day following such day.

Interest Payment Date - the 7 (Seventh) Business day of the month following the Delayed date of interest repayment.

6.5.2.4.2.

The second and subsequent Interest Periods shall mean the period beginning on the day following the last day of the previous Interest Period until the fourth day of each calendar month (inclusive), or, if that day of the month is not a Business day, the first Business day following such day.

Interest payment date - monthly, on the 7 (Seventh) Business day of each calendar month.

6.5.2.4.3.	Last Interest Period - the period beginning on the day following the last day of the previous Interest Period until the date of final repayment of the Principal debt (inclusive).

Interest Payment Date - the date of final repayment of the Principal debt.

6.5.3.	The Creditor shall be entitled to unilaterally revise the interest rate on the Principal debt in case of the following events occurring simultaneously:

6.5.3.1.	the key rate of the Bank of Russia is not a market benchmark, in the Lender’s reasonable judgment, for setting the interest rate under the loan/credit agreements; and

6.5.3.2.	in case of significant changes in the economic conditions of the banking services markets and/or general economic conditions in the country,

and, either set as a base rate, which, in the opinion of the Creditor, is currently a market benchmark for setting the interest rate on the credit/loan agreements, or, in case of absence, in the opinion of the Creditor, of a prime rate, which can be such a market benchmark, set a fixed interest rate at its discretion, provided that the unilaterally increased interest rate in any case will not exceed 20 (Twenty) percent per annum.

6.5.4.

When changing the interest rate in accordance with sub-clause 6.5.3 the Creditor shall, at least 30 (Thirty) calendar days prior to the date of changing the interest rate, send to the Borrower by courier or registered mail (registered letter with confirmation of receipt) or by telegraphic message a notice of changes in the interest rate, which the Borrower shall consider without delay. A copy of the notice shall be sent to the e-mail address corpfin@mechel.com.

In the event of disagreement with the change of the interest rate on the actual debt, the Borrower shall notify the Bank and repay the debt under the Credit Line within 30 (Thirty) calendar days from the date of notification by the Bank. Failure to repay (non-repayment) of the Credit within the specified period shall be the basis for changing the interest rate from the date of expiry of the above period.

Failure of the Borrower to receive notice of a change in the interest rate, sent by the Lender in accordance with the procedure established by this sub-clause, can not serve as a basis for a claim against the Bank.

6.5.5.

In the case of early repayment (return) of the Credit, subject to sub-clause 6.6.1 of this Agreement (except for cases of early repayment associated with changes in the Bank’s lending terms in accordance with sub-clause 6.5.3 of this Agreement) (in full or in part), the Borrower shall be obliged to:

6.5.5.1.

at full repayment, including in case of early withdrawal of the Credit by the Bank - at the same time to pay the full amount of accrued interest (i.e. to pay interest calculated on the balance of the Principal debt at the beginning of the operating day of the Credit repayment (return) date);

6.5.5.2.	in case of partial repayment - to pay the interest on the due date for payment of interest.

6.5.6.	The calculation of interest is carried out in accordance with applicable law.

6.6. EARLY REPAYMENT OF THE CREDIT LINE

6.6.1.

The Borrower may repay the debt on the Credit and pay the accrued interest for the actual period of Credit use ahead of schedule (in full or in part) by submitting a written notice to the Bank 10 (Ten) days before transferring the amount of the Principal debt and interest to the Bank account, specifying in the notice the date and the amount of the Credit/Interest to be repaid (returned) ahead of schedule.

6.6.2.

If the Borrower makes a partial early repayment of the debt under this Agreement in the manner provided for in sub-clause 6.6.1 of this Agreement, the amount of such early repayment will reduce the amount of the next installment(s) to be repaid in accordance with sub-clause 6.3.2 of this Agreement. For the avoidance of doubt, this provision shall not apply to the repayment by the Borrower of the Principal debt out of the proceeds of the Sale Transaction.

6.6.3.

If the Borrower makes a partial early repayment of the debt under this Agreement in accordance with the Parity Repayment Terms as defined in Mechel PAO Suretyship Agreement, concluded between the Company and the Bank, specified in clause 5.1.1 of this Agreement, taking into account the amendments introduced by the amendment agreement signed in accordance with clause 3.1.5 of Amendment agreement No. 6, the amount allocated for such early repayment will reduce the amount of the next installment(s) to be repaid in accordance with sub-clause 6.3.2 of this Agreement, in reverse order, starting from the last installment to be repaid in accordance with sub-clause 6.3.2 of this Agreement.

6.6.4.

After the date of agreement between the Bank and the Borrower of the mechanism of automatic transfer of excess funds to the accounts (Cash sweep), specified in clause 4.24.1 of this Agreement, the Borrower undertakes to make early repayment of debt to the Bank from free cash flow in the amount agreed in the mechanism of automatic transfer of excess funds to the accounts (Cash sweep), but not less than the proportionate share of the Borrower’s total loan debt to the Bank in the aggregate total amount of the Group companies’ debt to the Bank for the previous quarter. The amount allocated for such early repayment will reduce the amount of the next installment(s) to be repaid in accordance with sub-clause 6.3.2 of this Agreement, in reverse order, starting with the last installment to be repaid in accordance with sub-clause 6.3.2 of this Agreement.

6.6.5.	In the event of:

6.6.5.1.	the disposal to third parties outside of the Group (“Third Parties”) of shares/interests in the relevant Group company, which owns and/or owns and/or leases the following facilities:

•

land plot, category of lands - industrial and other special purpose lands, with the area of 2337674 sq.m, cadastral number: 27:04:0701003:9, located at: inter-settlement territory of Vanino district, near Cape Toki in the northern part of Muchka Bay; and/or

•

land plot, category of lands - industrial and other special purpose lands, with the area of 1416295 sq.m, cadastral number: 27:04:0702001:27, located at: inter-settlement territory of Vanino district in the area of Cape Toki in the northern part of Muchka Bay, hereinafter referred to as “Land Plots”; and/or

•	other facilities constituting the property complex of the Vanino Port Project in Muchka Bay (the “Assets”); and/or

6.6.5.2.

subsequent disposal or transfer of the leasehold to any of the Land Plots and/or Assets by the Affiliates to the Third Parties, if the ownership and/or leasehold to such facilities were transferred to the Affiliates as a result of the alienation or reissuance of the leasehold by the owner of such facilities as of the date of Amendment Agreement No. 2 to the Amendment Agreement, or by other Third Parties; and/or

6.6.5.3.	disposal by the relevant Group company to Third Parties and/or Affiliates of any of the Land Plots and/or Assets, if such objects were owned by the relevant Group company by right of ownership; and/or

6.6.5.4.	transfer by the relevant Group company to Third Parties and/or Affiliates of the leasehold to any of the Land Plots and/or Assets,

The Borrower undertakes to ensure that the funds received by the relevant Group company or Affiliates under the relevant transaction referred to in clauses 6.6.5.1 – 6.6.5.4 of this Agreement are used for early repayment of debt under one or more loan agreements entered into by Group companies with the Bank, as directed by the Bank, provided that the Borrower’s Facility Agreements are repaid first in the amount of the Repayment Limit.

6.6.6.

If the Borrower receives the Proceeds from the sale of ERs, and/or the Proceeds from the sale of EU, and/or the Proceeds from the sale of MTVs, the Borrower undertakes to ensure that the funds are used to repay one or more credit agreements entered into by the Group companies with the Bank, as instructed by the Bank.

6.6.7.

Early repayment (in whole or in part) of the debt pursuant to clauses 6.6.4 and 6.6.6 of this Agreement shall be made by the Borrower and/or the relevant Group company not later than the next Business day after the date of receipt by the Borrower and/or another Group company and/or Affiliates of the funds under the transactions specified in clauses 6.6.4 and 6.6.6 of this Agreement.

6.6.8.

In the event of early repayment of debt of the Group companies under the credit agreements concluded with the Bank, in accordance with clauses 6.6.4 and 6.6.6, the Borrower undertakes to ensure and take all necessary steps to ensure that the transfer of funds to the Bank in accordance with clauses 6.6.4 and 6.6.6 is a valid and proper execution of the obligation of such Group company to repay the debt to the Bank under the relevant credit agreement.

6.6.9.	When sending funds for early repayment in accordance with clause 6.6 of this Agreement, the Borrower must specify under which clause of this Agreement early repayment is made.

6.7. OVERDUE INDEBTEDNESS

6.7.1.

If any payment under this Agreement or in connection with the performance of this Agreement is not received by the Creditor within the time period provided for in this Agreement, all such improper and/or untimely payments made by the Borrower under this Agreement shall be deemed to result in an overdue debt owed by the Borrower to the Creditor.

6.7.2.

Starting from the date following the date of occurrence of overdue debt on the Principal debt under the Credit Line, and until the date of final repayment of debt on the Principal debt, the Bank has the right to demand payment of a penalty of 0.045 (zero point zero forty-five) percent accrued on the amount of overdue debt on the Principal debt under the Credit Line for each day of delay.

6.7.3.

In case of overdue debt on the Principal debt under the Credit line, the interest for the use of credit facilities, accrued on the amount of overdue debt on the Principal debt under the Credit line, shall be paid on the interest payment dates, established in clause 6.5.2 of this Agreement.

6.7.4.

Starting from the date following the date of occurrence of the overdue interest debt and until the date of its final repayment, the Bank shall be entitled to demand payment of a penalty at the rate of 0.045 (zero point zero forty-five) percent accrued on the overdue interest debt for each day of delay.

6.8. CREDITOR’S RIGHTS AND POWERS

6.8.1.

In order to ensure timely and proper execution of the Borrower’s obligations (satisfaction of the Bank’s requirements) to repay the Credit, to pay accrued interest, fees, Commissions for changes in the credit terms and penalties, the Borrower hereby grants to the Bank an unconditional and irrevocable right, starting from the date of the Credit repayment date, payment of accrued interest, commissions, the Commission for the change of credit terms and penalties, as well as in case of the right to demand early repayment of the credit amount and due interest to withdraw the funds by debit notes of the Bank (without additional orders of the Borrower):

6.8.1.1.	from Current Account(s)/Current Account(s) in a foreign currency;

6.8.1.2.	from other current accounts of the Borrower opened with the Bank during the term of this Agreement.

6.8.2.

If the Borrower’s Current Account(s) shows a lack of funds in the amount sufficient for the proper performance of obligations to repay the Credit, to pay interest accrued for its use, commissions and penalties, the Borrower entrusts the Bank:

6.8.2.1.

To withdraw funds in foreign currencies on the Borrower’s Current Accounts in foreign currencies in the Bank in the amount necessary for the proper performance of obligations to repay the Credit, to pay interest accrued for its use, commissions and penalties.

6.8.2.2.	To convert the withdrawn foreign currency at the exchange rate of the Bank and under the conditions established by the Bank for conversion operations on the date of the operation.

6.8.2.3.

To transfer the funds received after conversion to the Borrower’s current account in the Bank in Russian rubles, and then to withdraw them by debit notes (without additional instructions from the Borrower) to repay the debt under the Credit, to pay accrued interest, commissions and penalties.

6.8.3.

The Borrower hereby unconditionally and irrevocably authorizes the Creditor to pay the Creditor’s costs and expenses related to the execution of this Agreement (court fees, duties) by debiting the relevant amounts from the Current Account by collection orders (without additional instructions from the Borrower).

6.8.4.

The Borrower hereby unconditionally and irrevocably agrees that the rights and powers vested in the Creditor under the terms of this Agreement are cumulative and mutually reinforcing. The Creditor’s refusal to exercise, including at the time of the events specified in clause 6.8 of this Agreement, its rights under this Agreement shall not constitute a waiver by the Creditor from exercising such rights thereafter. The single or partial exercise by the Creditor of its rights granted to it under this Agreement shall not constitute grounds for the termination of any other rights held by the Creditor under this Agreement.

6.9. SETTLEMENT PROCEDURE UNDER THE AGREEMENT

6.9.1.

All payments under this Agreement, including repayment (return) of the Principal debt, interest for the use of the Credit, possible penalties and commissions, the Borrower shall send to the Bank with a mandatory indication of the purpose of payment, date and number of this Agreement in the payment document.

6.9.2.

If there are insufficient funds to fulfill the Borrower’s monetary obligations under this Agreement in full, the following sequence of debt repayment shall be established (subject to compliance with the chronological sequence of Credit Tranches):

6.9.2.1.	interest on the Principal debt not paid on time;

6.9.2.2.	commissions not paid on time;

6.9.2.3.	overdue indebtedness under the Principal debt;

6.9.2.4.	interest on the Principal debt;

6.9.2.5.	fees and charges;

6.9.2.6.	Principal debt;

6.9.2.7.	penalties (fines) accrued on interest not paid on time;

6.9.2.8.	penalties (fines) accrued on the overdue indebtedness under the Principal debt.

6.9.3.

The Creditor has the right to unilaterally change the order of repayment of the debt provided for in this Article, subject to the requirements of the Legislation, of which it sends a written notice to the Borrower after making the decision.

6.9.4.

For the purposes of settlements under this Agreement, on the date of performance of the Borrower’s monetary obligations, the Borrower shall ensure the availability of funds on the Current Accounts in an amount sufficient for debiting the Bank by collection orders (without additional instructions from the Borrower), or shall undertake to perform the Borrower’s monetary obligations under this Agreement by transferring funds from the Borrower’s accounts with the Bank or other credit institutions.

6.9.5.

In the event of insufficiency or unavailability of funds in the Borrower’s accounts with the Bank to satisfy all claims made against them, including claims of the Creditor, or inability to debit funds from the Borrower’s accounts with the Bank for other reasons, the Borrower undertakes to fulfill the Borrower’s monetary obligations by transferring funds from its accounts with other credit institutions to the correspondent account of the Bank specified in clause 12 of this Agreement, based on payment orders, if necessary, by converting the funds.

6.9.6.

The date (day) of receipt of any payments by the Creditor under this Agreement shall be the date (day) of the actual debiting of funds from the Current Account/Account in foreign currency (when sending payments from accounts in the Bank) or the date (day) of crediting them to the correspondent account of the Bank specified in clause 12 of this Agreement (when sending payments from accounts in other credit institutions).

6.9.7.

In the event that, when making a payment to the Creditor, the Borrower for any reason should pay any taxes, fees, etc. from the said amount, the Borrower shall increase the amount of the payment so that the Creditor shall receive the full amount of the payment payable by the Borrower under this Agreement.

6.9.8.

If the date of the Borrower’s next payment under this Agreement is not a Business day, the Borrower shall make such payment on the Business day following the date set forth in this Agreement for such payment.

6.9.9.

If the Borrower has signed several agreements (contracts) with the Creditor and the amount of the Borrower’s payment is not enough to fulfill the Borrower’s obligations under all the agreements (contracts), the Borrower unconditionally and irrevocably authorizes the Creditor to independently determine the order of agreements (contracts), for the fulfillment of obligations under which the payment is sent.

SECTION III. PROCEDURE OF CONTROL OVER THE CREDIT

7. CHANGE OF CONDITIONS OF CREDIT

7.1. The Creditor shall have the unconditional right at its discretion to cancel, terminate, suspend the Credit line disbursement or reduce the disbursement limit to any amount with a subsequent written notice to the Borrower7, or to demand that the Borrower fulfill the monetary obligations in full before the deadlines set forth in this Agreement with prior written notice to the Borrower, in the event of any of the following events:

7.1.1.

The Creditor does not receive any of the payments due to it under this Agreement or the Security Documentation on the dates set forth in the Agreement and/or the Security Documentation, respectively, unless payment is made within 5 (five) Business days of the due date and the delay is due to an administrative, technical or other cause beyond the control of the Borrower or the Obligor, or a failure in the payment and other systems necessary to make the payment.

7.1.2.	In the event of:

7.1.2.1.

failure by the Borrower or a Group company to perform or improperly perform any obligation to the Creditor (other than the obligations set forth in clause 7.1.1) under this Agreement, the Security Documents or any other contract (agreement) entered into by the Borrower or a Group company with the Creditor; or

7.1.2.2.	default or improper performance of obligations under any agreement entered into by the Borrower or a Group company with an affiliate of the Creditor,

except for default or improper performance of the obligations specified in clause 4.31 of this Agreement,

and provided that such non-performance or improper performance has not ceased or has not been corrected within 10 (ten) Business days from the date of the relevant event of non-performance or improper performance.

7.1.3.

In the event of the occurrence or existence of an event of early collection in respect of the Financial Indebtedness or any other event of default or improper performance (default) of the Borrower and/or a Group company, which caused or may cause payments equal to or exceeding:

7.1.3.1.	500,000,000 (Five hundred million) rubles (or the equivalent in another currency) for the Borrower; or

7.1.3.2.

1,500,000,000 (One billion five hundred million) rubles (or the equivalent of this amount in another currency) in the total for the Group companies in respect of events of early claim for Financial Indebtedness or other events of default or improper fulfillment of obligations (default) of the Group companies.

[7]	Notification to the Borrower must be sent at least 5 (five) Business days in advance.

except for the events specified in the Letter of Default. The exclusion under this sub-clause in respect of the events referred to in the Letter of Default shall apply to the period until 30 June 2020, unless a different date has been agreed with the Creditor.

7.1.4.	In the event of a deterioration in the financial condition of the Borrower or any Group company, which, in the opinion of the Bank, poses a risk of:

7.1.4.1.	default on the repayment of the Credit;

7.1.4.2.

the initiation of bankruptcy, liquidation or involuntary reorganization proceedings against the Borrower or any of the Group companies, except as set forth in the Judicial Dispute Letter. The exclusion provided by this sub-clause in respect of bankruptcy proceedings referred to in the Judicial Dispute Letter brought against the Borrower or any of the Group companies shall apply until 30 June 2020, unless a different date has been agreed with the Creditor;

7.1.4.3.	claim by third parties for payment of an amount of money or for the enforcement of a claim or for the recovery of property in an amount exceeding the amount of:

7.1.4.3.1.	500,000,000 (Five hundred million) rubles for the Borrower; or

7.1.4.3.2.	1,500,000,000 (One billion five hundred million) rubles (or the equivalent in another currency) in the total for the Group companies.

if applicable, except as set forth in the Judicial Dispute Letter. The exemption provided by this sub-clause in respect of actions for the payment of amounts of money or for the enforcement or enforcement of property against the Borrower and the Group companies referred to in the Judicial Dispute Letter shall apply until 30 June 2020, unless a different date has been agreed with the Creditor.

7.1.5.	In the event of seizure, forfeiture or other compulsory seizure of the property of the Borrower and/or the Group company, where:

7.1.5.1.

the value of such property exceeds 2 (two) percent of the book value of the assets of the Borrower and/or the respective Group company according to the financial statements as of the last reporting date; or

7.1.5.2.

the aggregate value of all property seized, confiscated or otherwise forcibly seized from the Borrower and/or Group companies exceeds RUB 6,000,000,000 (six billion) (or the equivalent of this amount in any other currency), provided that such seizure, forfeiture or forcible seizure is not reversed within 15 (fifteen) Business days.

7.1.6.

If actions are taken by the Borrower and/or the Obligors to terminate or reduce the collateral, invalidate this Agreement or the Security Documents, or if an application by the Borrower, the Obligor and/or a third party to terminate or reduce the collateral, invalidate or unconclude this Agreement or the Security Documents, is accepted by a court.

7.1.7.

Loss (in whole or in part) or failure to provide the security provided for in this Agreement and/or the Security Documentation, or deterioration of its condition and conditions due to any circumstances (including circumstances beyond the control of the Borrower or the Obligors who provided (did not provide) the collateral).

7.1.8.

If it becomes illegal for the Borrower and/or the Obligor to perform any of its obligations under this Agreement and/or the Security Documentation or this Agreement and/or the Security Documentation ceases to be valid and enforceable.

7.1.9.

In case of submission to the Current Account and/or Current Account in foreign currency, as well as to other accounts of the Borrower or Obligors in the Bank and other credit institutions of collection orders, payment requests, writs of execution and/or imposition of arrest on the monetary funds on the said accounts, and/or suspension of operations on the accounts by the authorized state bodies in the amount equal to or exceeding:

7.1.9.1.	500,000,000 (Five hundred million) rubles (or the equivalent in another currency) for the Borrower; or

7.1.9.2.	1,000,000,000 (One billion) rubles (or the equivalent in another currency) in the total for all companies of the Group.

7.1.10.

If the Borrower and/or the Obligor submits an application to terminate the Current Account and/or Current Account in foreign currency agreements, under which a Current Account in Russian rubles and a Current Account in foreign currency were opened for the Borrower and/or the respective Obligor.

7.1.11.

Detection of cases of unreliability (as of the date of submission) of documents submitted by the Borrower or any Obligor when receiving the Credit or during the period of this Agreement, unreliability (as of the date of submission) of statements made by the Borrower or Obligor in accordance with this Agreement, non-compliance of bookkeeping with the rules of its maintenance.

7.1.12.

If, in accordance with the procedure provided for by the Law, the Borrower and/or the Obligor are reorganized, the Borrower and/or the Obligor are liquidated, or any Group company the book value of assets of which, according to the accounting records as of the latest reporting date, exceeds 100,000,000 (one hundred million) rubles (or the equivalent amount in any other currency) is liquidated.

7.1.13.

If in respect of the Borrower and/or any Group company there is a decision or an action taken by state or local government authorities or other persons, which significantly complicates or makes it impossible to dispose of the property of the Borrower and/or any Group company, if the value of such property exceeds 5 (Five) percent of the book value of the assets of the Borrower or a Group company according to the accounting statements as of the last reporting date, or makes it difficult for the Borrower and/or a Group company to continue its operations, in the event that the said events make it difficult for the Borrower to fulfill its obligations under this Agreement and they are not eliminated within 25 (Twenty-five) Business days from the date of occurrence.

7.1.14.

Loss by the Borrower and/or any Group company (or possible loss), including due to circumstances beyond the control of the Borrower and/or any Group company, without obtaining a proportional counter compensation, of a part of the property, the book value of which exceeds:

7.1.14.1.	for the Borrower and/or the Obligors—0.5 (Zero point five) percent of the book value of the assets of the Borrower and/or the respective Obligor;

7.1.14.2.	for all other Group companies—5 (Five) percent of the book value of assets of the respective Group company in accordance with the financial statements as of the last reporting date.

7.1.15.

Granting by the Borrower or any Obligor (regardless of the grounds) to third parties (including credit institutions or other lenders) the right to withdraw funds from the accounts of the Borrower and/or any Obligor opened with the Bank on the basis of settlement documents stipulated by the Law, including on the basis of collection orders, if such right is granted without prior consent of the Bank.

7.1.16.

Full or partial suspension, revocation or cancellation of the licenses of the Borrower and/or any Group company necessary to carry out the principal activities of the Borrower or a Group company, including a subsoil area use license; restrictions on the terms of use of a license or additional requirements for such license; making material changes to the license, or expiration of the license to use a subsoil area or other license required for production activities, if the license was not extended or obtained within 30 (Thirty) Business days from the date of its revocation, cancellation or expiration.

7.1.17.

The initiation of criminal proceedings or criminal liability in respect of the sole executive body or a member of a management body, if these circumstances have not been eliminated within 95 (Ninety-five) calendar days.

7.1.18.

Changes in the structure and composition of the management bodies of the Borrower and/or Obligors, which, in the opinion of the Creditor, can lead to the failure of the Borrower and/or Obligors to perform their obligations.

7.1.19.

Changes in the composition of shareholders/participants of the Borrower and/or Obligors holding 5 (Five) percent plus 1 (One) voting share/stake in the authorized capital of the Borrower and/or Obligors, as well as the amount of their stake in the authorized capital of the Borrower and/or Obligors without prior written consent (directly or indirectly through other Group companies) consent of more than 25 (Twenty five) percent of the Bank, except in cases where such change is caused by alienation of shares to Group companies while maintaining the indirect ownership of such person by the Company.

7.1.20.

Submission by a regulatory/supervisory authority of a demand/order, filing a statement of claim against the Borrower or a Group company due to non-payment of taxes in the total amount for all Group companies exceeding 1,500,000,000 (One billion and five hundred million) rubles (or the equivalent of this amount in another currency), if these actions are not duly challenged by the relevant person and/or the term of the challenge has exceeded 90 (Ninety) calendar days and/or in the event of coming into force of a court decision on payment of previously unpaid taxes by one or more Obligors in the aggregate amount exceeding 300,000,000 (Three hundred million) rubles (or the equivalent of this amount in another currency).

7.1.21.

Financial indebtedness of the Borrower or any Obligor in the amount exceeding 1,500,000,000 (One billion and five hundred million) rubles (or the equivalent in any other currency), or existence of debts in the amount exceeding 500,000,000 (Five hundred million) rubles (or the equivalent in such other currency), with respect to which the Borrower or the applicable Obligor has not taken action within 70 (Seventy) days to collect the debt by complaint and/or litigation, except as set forth in the Letter of Default or the Judicial Dispute Letter (if applicable).

The exemption provided by this sub-clause in respect of the outstanding Financial Indebtedness of the Borrower or any Obligor in a Letter of Default or a Judicial Dispute Letter shall apply until June 30, 2020, unless a different date has been agreed upon with the Creditor.

7.1.22.	Refusal to provide the documents requested by the Bank, which are necessary for the Bank to analyze the legal work conducted by the Borrower or the Group company on the collection of receivables.

7.1.23.

Issuance to the Borrower or any Group company by a regulatory/supervisory authority of a demand or order to pay a fine/s in the total amount exceeding 1,000,000,000 (One billion) rubles (or the equivalent of this amount in another currency) and/or filing of claims against the Borrower or a Group company in the amount exceeding 500,000,000 (Five hundred million) rubles (or the equivalent of this amount in another currency), and/or prohibition (temporary—for a period exceeding 1 (One) month—or total prohibition) imposed by the relevant authority on the use, development or production in the subsoil areas which are caused by a violation of the Environmental Protection Laws, if such actions are not duly challenged by the relevant person and/or the term of the challenge has exceeded more than 90 (Ninety) calendar days and the total amount of payment claims received from judicial/regulatory/supervisory and/or other controlling state authorities in respect of the Group companies exceeds 1,000,000,000 (One billion) rubles (or the equivalent amount in other currencies).

7.1.24.

If the Group’s auditors issue a qualified opinion on the Group’s consolidated annual audited financial statements prepared in accordance with IFRS for the most recent reporting year, which, in the opinion of the Creditor, may adversely affect the performance by the Borrower and/or the Obligor of its obligations under this Agreement and/or the Security Documentation.

7.1.25.

If the Borrower or any Obligor states its intention to repudiate or terminate this Agreement and/or any of the Security Documents or takes actions to contest or terminate this Agreement and/or the Security Documentation.

7.1.26.

Termination or suspension of all or part of business activities by the Borrower and/or Obligors, as well as termination of business activities by a Group company with the book value of its assets exceeding 100,000,000 (one hundred million) rubles (or the equivalent amount in another currency) according to the financial statements as of the last reporting date.

7.1.27.

If any of the statements of circumstances provided by the Borrower in accordance with clause 3 hereof and/or provided by the Obligors in the Security Documentation turn out to be incorrect, unreliable or misleading at the time of submission. This provision shall not apply to the representations by Korshunov Mining Plant PAO provided in the AA to the KGOK Sureties that all necessary corporate resolutions have been obtained and that all necessary permits, approvals, consents, licenses, releases, registrations, notarizations required to enter into the AA to the KGOK Sureties have been obtained, if an Invalidity Event occurs and provided that:

7.1.27.1.

An Event of invalidity has occurred as a result of a challenge to the AA to the KGOC Sureties and/or the corporate resolutions of the AA to the KGOC Sureties by minority shareholder(s) outside of the Group; and

7.1.27.2.

within 30 calendar days from the date of the Invalidity Event, the Bank and Korshunov Mining Plant PAO will conclude amendment agreements to the suretyship agreements of Korshunov Mining Plant PAO and provide a resolution of the Board of Directors of Korshunov Mining Plant PAO in accordance with clause 4.24.8 of this Agreement.

7.1.28.

Receipt by the Bank of a notice from any of the Obligors, which are parties to the pledge agreement securing the Borrower’s obligations under this Agreement, on the intention to transfer (in whole or in part) the property pledged to the Bank under the pledge agreement(s) to a subsequent pledge in favor of third parties in violation of the conditions of the subsequent pledge set forth in the relevant pledge agreement.

7.1.29.

Transfer by any Obligor (in whole or in part) of the property pledged to the Bank into subsequent pledge in favor of third parties in violation of the conditions of transfer of property into subsequent pledge, established in the relevant pledge agreement, or imposing a judicial or other statutory ban on the disposal of such property in favor of a third party.

7.1.30.

Identification of circumstances clearly indicating that the Credit provided to the Borrower will not be repaid on time, including as a result of deterioration of the general economic situation in the banking sector.

7.1.31.

At any time after the occurrence of any Dissolving condition which is a continuing condition: in the event of termination of powers of members of the Board of Directors of the Company and/or the Borrower, CMP PAO, Southern Kuzbass PAO, Urals Stampings Plant PAO, Trade Port Posiet AO, BMP AO, consisting of a director appointed from among the candidates proposed by the Bank and/or failure to elect such director meeting the criteria established by applicable law for independent directors to the Board of Directors of the Company and/or the Borrower, CMP PAO, Southern Kuzbass PAO, Urals Stampings Plant PAO, Trade Port Posiet AO, BMP AO or at any subsequent election to the Board of Directors of the above persons.

7.1.32.

Termination of the powers of the Deputy Chief Executive Officer without the approval of the Bank, if within 30 (thirty) days after the date of such termination of powers the Company will not ensure the appointment of a new Deputy Chief Executive Officer from among the candidates proposed by the Bank.

7.1.33.

Appointment, without the Bank’s prior consent, of a company other than PricewaterhouseCoopers, E&Y, KPMG or Deloitte as the auditor of the Company’s consolidated financial statements prepared in accordance with IFRS.

7.1.34.

Violation or modification by the Company of the financial control procedures and principles set forth in Appendix No. 3 hereto, provided that such violation or modification has an adverse effect on the exercise by the Deputy Chief Executive Officer or the Financial Control Department of its functions and powers.

7.1.35.	In other cases stipulated by the Legislation.

7.1.36.	Conclusion by any company of the Group without the prior written consent of the Creditor:

•	Agreements; and/or

•	amendments to the Agreements,

with VTB Bank (PJSC), which will lead to the occurrence of Improved Conditions for VTB Bank (PJSC).

In this sub-clause 7.1.36:

VTB Bank (PJSC) shall mean VTB Bank (PJSC), as well as its affiliates and related parties.

Agreements shall mean the loan and other agreements entered into or to be entered into by a Group company and VTB Bank (PJSC), including as part of the Restructuring 2020;

The VTB Restructuring Fee Rate shall mean the percentage ratio of the fee payable to the amount of the principal debt under the Contracts outstanding on the Settlement Date.

The Improved Conditions shall mean, with respect to the indebtedness of the Group companies to VTB Bank (PJSC), that VTB Bank (PJSC) has the right in respect of:

•	the higher interest rate on loans in rubles than that of the Bank[8];

•

the right to increase the fixed part of the interest rate on credits of VTB Bank (PJSC) in foreign currency as compared to the interest rate on such credits as of December 31, 2019. The derivative part of the interest rate on loans of VTB Bank (PJSC) in foreign currency is LIBOR or EURIBOR;

•	exceeding the rate of VTB Restructuring Fee Rate over the rate of Credit Condition Modification Fee;

[8]	Hereinafter, “than that of the Bank” means the comparison of the terms of the Agreements and the terms of the loan collateral documentation entered into between the Bank and the Group companies.

•	shortened, as compared to the terms of the Bank, repayment term and/or schedule of repayment of the principal debt and/or interest;

•

contractual or other right to nominate its representatives to the management bodies (including boards of directors) of the Group companies. The right of VTB Bank (PJSC) to nominate its representatives to the management bodies of the Group companies (including Boards of Directors) shall not be deemed to be an Improved Condition for the purposes of this Agreement, provided that:

(a)

these rights will become exercisable by VTB Bank (PJSC) after the Effective date No. 2 as a result of the acquisition of a batch of shares in any Group company not held by the Group (its majority shareholder and/or its affiliates);

(b)	such purchased batch is sufficient to nominate representatives and secure their election; and

(c)	when voting for the election of the members of the management bodies of the Group companies, the Group will not allocate its votes in favor of the representative of VTB Bank (PJSC);

•

rights to receive shares/membership interests in the Group companies. At the same time, the acquisition of shares /membership interests of the Group companies upon realization of the subject of pledge as a result of default of the Group companies on loans of VTB Bank (PJSC) will not be considered as an Improved Condition for the purposes of this Agreement;

•	rights to purchase products of Group companies, including Mechel Carbon, for sale to third parties;

•

the amount (rate) of fines / penalties / forfeitures / loss compensation obligations (indemnity) for non-fulfillment and/or untimely fulfillment of obligations of the Group companies, higher than that of the Bank. For the assessment of this provision, the Group’s obligations to BNP Paribas under the collateral documents dated October 15, 2010 are taken into account;

•

any collateral to which VTB Bank (PJSC) had no rights as of December 31, 2019 or reallocation of collateral received by VTB Bank (PJSC) in connection with the acquisition of Mechel Group’s debt to Sberbank (PAO) between Mechel Group’s loans to VTB Bank (PJSC). At that, such provision shall not be deemed an Improved Condition for the purposes of this Agreement subject to the Bank’s written consent;

•	shorter than the Bank’s deadlines for obtaining corporate approvals, which must be obtained after the restructuring and the responsibility for such non-receipt.

For the purposes of this clause, “LIBOR” means the London Interbank Offered Rate for U.S. Dollar Deposits, as fixed by ICE Benchmark Administration Limited (published by Thomson Reuters on the LIBOR01 page of the Reuters information system).

For the purposes of this paragraph, “EURIBOR” means the Euro Interbank Offered Rate administered by the European Money Markets Institute or such other institution as may replace it for the relevant Interest Period, as indicated on the relevant page of Thomson Reuters or on the relevant page of any other information service publishing such interest rate instead of Thomson Reuters.

If the relevant Thomson Reuters page or other information service is replaced or the said system becomes unavailable, the Credit Manager (after discussion with the Borrower and the Creditors) (as these terms are defined in the Agreements) shall be entitled to choose another page or information service publishing the relevant interest rate.

7.2. If the Creditor decides to request the Borrower to fulfill the Monetary Obligations in full before the deadlines set forth in this Agreement upon the occurrence of any (all) of the events specified in clause 7.1 hereof, the Creditor shall have the right to send the Borrower at least 10 (Ten) Business days prior written notice containing the requirements to the Borrower.

The notice shall be sent to the address specified in clause 12 hereof by courier or registered mail (registered letter with return receipt requested), or by telegraphic message. The Borrower shall be obliged to fulfill the Creditor’s requirements within the period specified in the notice.

7.3. The Creditor’s failure to exercise (in whole or in part) and/or delay in exercising the rights set forth in this clause shall not constitute a waiver of the Creditor’s further exercise of such rights, and a single and/or partial exercise by the Creditor of such rights shall not constitute grounds for the Creditor to cease to exercise such rights thereafter.

7.4. Termination of the obligations of the Borrower and the Creditor under this Agreement can not be made by offsetting of counter homogeneous claims arising from other agreements concluded between the Borrower and the Creditor.

8. REPORTING AND ON-SITE INSPECTIONS

8.1	The Borrower shall provide the Creditor with the following documents on a quarterly basis

8.1.1	Not later than the 15 (Fifteenth) day of the second month after the end of each calendar quarter, copies of the following documents:

8.1.1.1	balance sheet;

8.1.1.2	statement of financial results;

8.1.1.3	explanation of balance sheet items;

8.1.1.4	certificate certified by an authorized person of the Borrower on the status of settlements with the budget of all levels;

8.1.1.5	a certificate certified by an authorized person of the Borrower on the status of settlements with personnel on payroll;

8.1.1.6	certificate certified by an authorized person of the Borrower on the presence/absence of card indexes to the bank accounts in the servicing banks;

8.1.1.7	certificate of the presence/absence of legal proceedings, indicating the amount and current status;

8.1.1.8	a certificate on the amount of dividends paid in the reporting quarter;

8.1.1.9	other documents at the written request of the Bank, indicating the reason for the request.

8.2	The Borrower shall provide the Creditor with copies of the following accounting documents annually by the 15 (Fifteenth) Business day of April of the current year, for the last reporting year:

8.2.1	Forms of annual financial statements for the last reporting year, including:

8.2.1.1	balance sheet;

8.2.1.2	statement of financial results;

8.2.1.3	statement of changes in equity;

8.2.1.4	statement of cash flows.

8.2.2	Explanatory note to the balance sheet and income statement (in tabular and (or) text form).

8.2.3	Information and explanatory notes to the annual balance sheet.

8.3

The Borrower shall provide the Creditor annually, not later than 15 (Fifteen) Business days after receipt of the audit report, with a copy of the final part of the audit report confirming the accuracy of the Borrower’s financial statements for the last reporting year.

8.4

The Borrower shall provide the Creditor, not later than the 15 (Fifteenth) day of the first month following the reporting quarter, with a statement containing information on the volume of the Borrower’s export earnings and the amount of conversion transactions made during the reporting quarter.

8.5

The submitted copies of the accounting (financial) statements documents should be certified in accordance with the established procedure (with a round seal, signature of the head and chief accountant of the Borrower or persons authorized to certify these documents on the basis of the submitted powers of attorney). Copies of documents of annual accounting (financial) statements shall have a mark on their receipt by the tax authority at the place of state registration of the Borrower or contain a document confirming the receipt of statements by the tax authority via electronic communication channels or by mail.

Documents containing classified information shall be submitted in accordance with the procedure established for this type of information. The date (day) of submission by the Borrower of accounting documents and other documents provided for in this clause shall be determined by the date of actual receipt of the aforementioned documents by the Creditor.

8.6

The Borrower is obliged to notify the Bank in writing of a change in the personnel composition of the Borrower’s management bodies within 5 (Five) Business days from the date of such change. Notification of the Bank on changes in the personal composition of the Borrower’s management bodies is not required, if such change occurred in accordance with the terms of the Amendment Agreement No. 1.

8.7	The Borrower agrees, throughout the term of this Agreement, to provide to the Bank or ensure that the Company provides to the Bank the following information in the form of copies or originals certified by the Company9:

8.7.1	consolidated annual audited financial statements of the Company prepared in accordance with IFRS—not later than 180 (One hundred and eighty) calendar days from the end of the relevant fiscal year;

8.7.2

consolidated unaudited financial statements of the Company for the first, second and third quarters of the fiscal year, including the consolidated balance sheet, income statement and statement of comprehensive debt, prepared in accordance with IFRS no later than 90 (Ninety) calendar days after the end of the respective quarter;

8.7.3

consolidated quarterly report on the Group’s capital expenditures (CAPEX) prepared on the basis of the form provided in Appendix No. 5—not later than 15 (Fifteen) Business days from the end date of the respective quarter;

8.7.4

statement on the share of the Traders’ revenue in the consolidated revenue of the Group shall be provided simultaneously with the submission of the Company’s consolidated financial statements within the time period specified in sub-clause 8.7.1 – 8.7.3 hereof;

8.7.5

statement as to whether or not there are any Group companies with revenues, EBITDA or book value of assets exceeding 3 (three) percent of the respective Group indicators, simultaneously with the submission of the consolidated financial statements of the Company within the time frame specified in sub-clause 8.7.1 – 8.7.3 hereof;

8.7.6

certificate with the calculation of the financial obligations referred to in clause 4.25 of this Agreement and the Net Debt/EBITDA ratio for the purposes of sub-clause 5.2.1 of this Agreement shall be provided simultaneously with the submission of the consolidated financial statements of the Company within the time periods specified in clauses 8.7.1 – 8.7.3 of this Agreement;

8.7.7

approved annual budget (by month) of the Group companies with the main type of activity being the production of products, extraction of minerals and production of electric and heat energy with specification of budget items on procurement activities by product and/or service type, volume of purchases, purchase price and counterparties (“Company Budget”)—not later than March 30 of each year;

8.7.8	approved consolidated annual budget of the Group (by month) (“Group Budget”)—not later than April 10 of each year;

8.7.9	plan-actual analysis of execution of the Company Budget and the Group Budget for the last calendar month—no later than the 25 (Twenty-fifth) day of the month following the reporting month;

8.7.10

monthly report on the liquidity position of the Group prepared on the basis of the Company’s management reporting data, prepared on the basis of the form in Appendix No. 6 to this Agreement for the last calendar month—no later than the 20 (Twentieth) day of the month following the reporting month;

[9]	For the purposes of clause 8.7 of this Agreement, “certified by the Company” means a document signed by the Director General or another authorized person of the relevant Group company.

8.7.11

statement of daily cash balances for each account of the Group companies opened with credit institutions for the last calendar month, prepared on the basis of the form in Appendix No. 8 to this Agreement—no later than 10 (Ten) Business days from the end date of the relevant month;

8.7.12

a statement of the Group’s Financial Indebtedness (including information on Intragroup indebtedness) prepared on the basis of the form in Appendix No. 7 not later than 15 (Fifteen) Business days from the month end date, specifying the relevant liens;

8.7.13

a list of product supply agreements entered into by the Group companies with major ultimate buyers/customers and other Group companies, each of which accounts for more than 1 (one) percent of the respective Group company’s revenue during the quarter, as well as a report specifying the main terms and volumes of product supply by the Group companies for all supply agreements entered into with major ultimate buyers/customers and other Group companies—not later than 15 (Fifteen) Business days after the end of the respective quarter; and

8.7.14

quarterly monitoring report, prepared by the Deputy Chief Executive Officer in the form developed by the Independent Financial Consultant and agreed with the Bank, on the compliance of the Group companies with the indicators stipulated by the Financial Model, and confirmed by the Independent Financial Consultant not later than 90 (Ninety) days from the end of the relevant quarter.

8.8	The Borrower undertakes to notify the Bank in writing of the following circumstances no later than 5 (Five) Business days from the occurrence of these circumstances:

8.8.1	the occurrence of the circumstances of early withdrawal of the Credit, stipulated in clause 7.1 of this Agreement; or

8.8.2	the occurrence of any fact which may adversely affect the ability of the Borrower or any Obligor to fulfill its obligations to the Bank under this Agreement and/or the Security Documentation.

8.9

In case of amendments to the documents of association, the Borrower undertakes to provide the Creditor with notarized copies of the relevant documents no later than 10 (Ten) Business days from the date of state registration of the amendments.

8.10

The Borrower undertakes to provide the Bank with monthly statements on the aggregate amount of revenue for the settlement month, received on the Borrower’s settlement accounts with credit institutions, no later than 15 (Fifteen) Business days after the end of the settlement month.

8.11

The Borrower undertakes to notify the Bank (or ensure that another Group company notifies the Bank) of any Group company providing a surety/guarantee in accordance with clause 4.23.4(d) hereof no later than 5 (Five) Business days from the date the Borrower should have learned of the provision of the relevant surety/guarantee.

8.12

The Borrower undertakes to notify the Bank of a claim (including a lawsuit, claim, claim for payment and/or refund of money, claim for labor disputes, etc.) by third parties for an amount exceeding 50,000,000 (Fifty million) rubles within 5 (Five) days from the date when the Borrower was notified of the relevant claim, as well as provide, upon request of the Creditor, explanations and details regarding the presented claim.

8.13

At the request of the Creditor or the Deputy Chief Executive Officer, immediately provide or ensure that the Creditor, the Deputy Chief Executive Officer and/or their representatives, auditors or other professional consultants have free access to the premises, subject to the visitors’ admission and on-site regime, assets and primary documents (in hard and electronic media) and all accounting and reporting systems (SAP, 1C and others) of the Borrower, including, but not limited to, the following information and/or documents:

8.13.1

information regarding the Financial Indebtedness of the Group companies (including Intragroup indebtedness), any commercial indebtedness of the Group companies (including commercial indebtedness between the Group companies), issued sureties and/or guarantees for the obligations of third parties outside the Group, as well as for the obligations of the Group companies to third parties;

8.13.2	information and documents regarding compliance by the Borrower and/or Obligors with the financial obligations specified in clause 4.25 of this Agreement;

8.13.3	information and documents relating to the Group’s commercial indebtedness, including intercompany commercial indebtedness;

8.13.4	information on product sales, including product supply contracts concluded with end customers/consumers and Group companies;

8.13.5	information on the procurement activities of Group companies, agreements with contractors and/or service companies for the purchase of products and/or services;

8.13.6

information and documents regarding cash flows of the Group companies, including information and documents on cash balances of the Group companies’ accounts with credit institutions, statements of bank accounts of the Group companies, information on all transactions conducted on accounts and payments made;

8.13.7

decisions made by the management bodies of Group companies, internal committees of Group companies, and information submitted for review by internal committees of Group companies and management bodies of Group companies;

8.13.8	information regarding the Group’s annual investment program, including:

8.13.8.1	established limits on the Group’s investment activities in the context of the Group companies;

8.13.8.2	information on projects that are in the process of approval;

8.13.8.3	indicators of the implementation of the Group’s investment program, including raised (or planned to be raised) financing, information on the development and commissioning of major projects;

8.13.8.4

plan-actual analysis of the implementation of the Group’s annual investment program for each calendar month, including indicators on the raised (or planned to be raised) financing, development and commissioning of major projects and, in case of deviations of 5 (Five) or more percent from the indicators planned in the Group’s annual investment program, detailed explanations of the reasons for such deviations and the possibility of their correction;

8.13.8.5

information on the implemented or planned updates to the budget of investment measures without changing the total budget of the Group’s annual investment program and/or adjustments to the total budget of the Group’s annual investment program;

8.13.8.6	calculation of economic indicators of the effectiveness of the Group’s investment projects;

8.13.8.7

information on the implementation of investment projects, including decisions on the implementation of the relevant investment project made in accordance with the schedule provided for in the annual investment program of the Group, deviations from the Budget, the term and content of the works carried out as part of the implementation of the relevant investment project;

8.13.9	Budgets of the Group companies and the Group Budget;

8.13.10

plan-actual analysis of the implementation of the annual Budget of the company by the Group company for each calendar month and, in case of deviations from the planned indicators in the Budget of the company by 5 (Five) percent or more, detailed explanations of the reasons for such deviations and the possibility of their correction;

8.13.11	information on updates and/or adjustments made or planned to the annual budget of the company of the respective Group company;

8.13.12

information and documents in relation to any claim brought against a Group company (including legal action, claim, claim for payment and/or refund of money, claim for labor disputes etc.) by third parties for the amount exceeding: for Southern Kuzbass PAO, the Borrower or CMP PAO—50,000,000 (Fifty million) rubles, for all other Group companies—10,000,000 (Ten million) rubles.

8.13.13	information and documents relating to tax claims made by the tax authorities against Group companies, as well as the results of audits by the tax authorities of the Group companies.

8.13.14	information about any claims made by government authorities against Group companies.

8.13.15	information regarding the acquisition/disposal of property and other assets (including shares) of Group companies, including information regarding the sale of non-core assets of Group companies;

8.13.16	licenses required to carry out the core business activities of the Group companies;

8.13.17	information regarding the Company’s share capital structure to the level of the beneficial owner;

8.13.18	information on transactions entered into by the Borrower and the Obligors with affiliated persons; and

8.13.19	information on the occurrence of any facts that may lead to a significant deterioration in the financial condition of the Borrower and/or Obligors.

8.14

The Borrower during the entire term of the Facility Agreement shall immediately provide other documents (information) at the reasonable request of the Bank, including those necessary to familiarize the authorized representative (employees) of the Bank of Russia with the activities of the Borrower, and at the prior request of the Bank represented by its authorized representative shall take all possible actions to provide the Bank or any other person, authorized by the latter, as well as an authorized representative (employees) of the Bank of Russia, the opportunity to conduct on-site familiarization with the Borrower’s activities, inspection of its activities aimed at obtaining information on the status of the property and business operations of the Borrower, subject to compliance by visitors with the access regime and the regime of presence at the facility[10].

8.15

The Borrower during the entire period of validity of the Facility Agreement shall, at the prior request of the Bank, take all actions in his power to allow an authorized representative (employees) of the Bank of Russia to inspect the collateral at its place of storage (location), provided that visitors comply with the access regime and the regime of presence at the facility.

SECTION IV. MISCELLANEOUS

9. RIGHTS ASSIGNMENT AND DEBT TRANSFER

9.1	The Creditor shall be entitled to assign its rights hereunder to a third party with further written notification of the Borrower of the fact of rights assignment.

9.2	The Borrower may assign its rights and transfer its Obligations hereunder in favor of third parties only provided that respective written consent is received from the Creditor.

10. APPLICABLE LAW. DISPUTES RESOLUTION

10.1	The rights and obligations of the Parties not covered by this Agreement shall be regulated by legislation of the Russian Federation.

10.2	This Agreement is drawn up and shall be read and construed in accordance with the legislation of the Russian Federation.

10.3

Should any provisions of this Agreement become or acknowledged invalid or not in compliance with the Law as a result of any amendments or modifications to the legislation of the Russian Federation, the remaining provisions hereof shall remain in full force and effect.

10.4	Any disputes and disagreements are subject to being considered and resolved by Arbitration court of Moscow in accordance with the order and procedure provided for by RF legislation.

[10]	The above capacities should, among other things, include:

•	access to production, storage, administrative, as well as other premises used by the Borrower in its activities, the relevant rights to use which are reflected in its financial statements;
•	meetings and negotiations directly with the officials in charge of the Borrower’s business activities;
•

access to all documented information of the Borrower without exception, including that which relates to information of limited distribution (on the basis of the right of access available to authorized representatives (employees) by virtue of law or documented).

10.5

To comply with the extrajudicial procedure for disputes settlements that is mandatory to be following in accordance with the Arbitration Procedural Code of the Russian Federation, it was agreed by the Parties as follows:

10.5.1

The timelines for the Creditor’s claim consideration by the Borrower and for taking necessary measures within the extrajudicial settlement of such claim shall (in aggregate) not exceed 20 (Twenty) calendar days from the date such claim was received by Borrower (the date on which such claim shall be deemed to be received by Borrower in accordance with the Law).

10.5.2

The timelines for the Borrower’s claim consideration by the Creditor and for taking necessary measures within the extrajudicial settlement of such claim shall (in aggregate) not exceed 30 (Thirty) calendar days from the date such claim was received by Creditor (the date on which such claim shall be deemed to be received by Creditor in accordance with the Law).

11. INTRODUCING AMENDMENTS AND MICELLANEOUS

11.1

Introducing amendments and modifications to this Agreement as well as termination of this Agreement shall be executed by way of amendment agreements that shall be an integral part hereof. This clause does not cover the cases when amendments are introduced into this Agreement unilaterally by the Bank (including as per clauses 6.5.1, 6.9.3 and 7.1 hereof).

11.2

This Agreement shall come into force from the moment it is signed by the Parties and remain valid till the date the Borrower completes its obligations hereunder in full. The amendments and modifications introduced hereto by Amendment agreement No. 6 shall come into force on the Effective date No. 2.

11.3	All appendices hereto shall be an integral part hereof.

11.4	The information on the Borrower shall be filed to the Bureau of credit histories as per Federal law No. 218-FZ “On credit histories” dd. December 30th 2004.

11.5

Each of the Parties undertakes to ensure strict confidentiality of any financial, commercial and other information received from another Party. Sharing such information with third parties is possible only provided that there is a written consent of both the Parties, except for the following cases: (a) if it is directly provided for by effective Legislation, (b) if the rights hereunder have been assigned by Creditor, (c) if it is required to do so for the purpose of court defense and/or by governmental and/or judicial bodies (confidentiality obligation does not apply to any publicly available information as well as to the information that becomes known to third parties not due to the fault of the Parties), and (d) if such information is disclosed to the employees, directors, shareholders/members, affiliated persons, persons who perform book accounting, auditors (including the auditors of the Parties, the auditors of the Group and the auditors of the Bank group), professional consultants, stocks of exchange provided that respective contractor (except for stocks of exchange and affiliated persons) has signed a confidentiality agreement or is bound with confidentiality obligations under applicable law.

11.6	This Amendment agreement has been signed in Moscow in 3 (three) counterparts of equal legal force, including one counterpart for the Borrower and two counterparts for the Creditor.

12. CORRESPONDENCE AND ADDRESSES OF THE PARTIES

12.1

Any notifications or other communications exchanged by the Parties under this Agreement shall be executed in writing in the Russian language, shall refer to Facility agreement No. 85/13-B on opening a credit line dd. April 26th 2013, shall be signed by an authorized person and filed to e-mail address: corpfin@mechel.com and by fax: + 7 (495) 221-88-00 (e-mail address and fax of the Borrower), +7 (495) 719-1967, mailbox@gazprombank.ru, +7 (495) 719-1967 (e-mail address and fax of the Creditor) mandatorily followed by sending the original of the document by courier or by registered mail (double registered letter) to the address mentioned in clause 12.5 hereof.

12.2

The Parties undertake to inform each other in writing of any forthcoming change of their addresses, telex numbers, fax numbers, telephone numbers at least 10 (Ten) calendar days in advance of such changes.

12.3

It was agreed by the Parties that any documents/copies of documents, any notifications or other communications (hereinafter referred to in this clause as the “documents”) exchanged by Borrower and Creditor within this Agreement may be signed with enhanced non-certified digital signature (hereinafter referred to as the “digital signature”) of an authorized person of the Borrower or the Creditor, respectively, and filed based on “Client-Bank. WEB” system in accordance with the order and procedure established by agreement on the provision of the services of a standard electronic document flow of “Client-Bank. WEB” system and in compliance with the additional requirements to the execution and filing of such documents that the Borrower shall be informed of separately.

It is acknowledged by the Parties that the documents filed by the Parties via “Client-Bank. WEB” system have the same legal force and effect as if they were hard copies manually signed by authorized persons and affixed with a seal of the Parties (if they have any) and shall be deemed duly executed in a due form, be legally valid and binding upon the Parties and serve as a conclusive evidence of the Parties’ obligations for disputes settlements in any court.

It was agreed by the Parties that any electronic documents exchanged by Parties via “Client-Bank. WEB” system may be signed with a digital signature of the authorized person of the respective Party (the documents confirming the powers of the Borrower’s representative shall be provided to the Bank in compliance with the form requested by the Bank, if not provided earlier) without further provision of the hard copies of such documents. Documents provision via “Client-Bank. WEB” system is to be used provided that there are necessary technical facilities (respective functionality) for documents exchange in place. At that the Bank shall be entitled to demand and the Borrower is obliged to provide the Bank within the stated timelines the hard copies of any of the documents that were filed to the Bank in electronic format.

“Client-Bank. WEB” system is a corporate information system of the Bank for electronic documents exchange between the Bank and the Borrower making it possible for the Borrower to exchange electronic documents with the Bank through the Internet and Web interface.

12.4

The Borrower hereby agrees that when sending any documents hereunder to the Bank via Client-Bank. WEB” system the Borrower shall bear absolute liability for any actions of the persons who file any documents hereunder on behalf of the Borrower and undertakes to compensate the Bank for any losses (if any) resulting from the acknowledgement of any of such documents invalid due to the absence (lack) of powers of the person whom such document hereunder was filed by on behalf of the Borrower.

12.5	Parties’ addresses and bank details:

Creditor

Gazprombank (Joint Stock Company)

16 Nametkina St., bldg.1, 117420 Moscow, INN 7744001497, correspondent account 30101810200000000823 with the Main Branch of the Central Bank of the Russian Federation for the Central Federal District, c/a No. 47422810100000000051, BIK 044525823:

Settlements in USD: Citibank N.A., New York SWIFT: CITIUS33 Account: 36141825. For settlements on account 47422840200000000044;

Settlements in Euro: Bank GPB International S.A., Luxembourg SWIFT: GAZPLULL Account: LU643790111780352004. For settlements on account 47422978800000000044

Borrower

Yakutugol Joint-Stock Holding Company

Russia, 678960, the Republic of Sakha (Yakutia), Neryungri, Lenin Prospect, 3/1

Settlement account 40702810300261002462

BRANCH “URALSKY” of BANK GPB (JSC), EKATERINBURG

Correspondent’s account No. 30101810365770000411, BIK 046577411,

INN 1434026980 KPP 997550001, OGRN 1021401009057

Appendix No. 1

to Facility agreement on opening a credit line

No. 85/13-B dd. April 26th 2013

[ON THE BORROWER’S LETTERHEAD]

Ref. No._________

_________ “_____” 20__

Gazprombank (Joint Stock Company)

CREDIT LINE DISBUREMENT REQUEST

In accordance with Facility agreement on opening a credit line dd. _________“___” 20___ No. ________ (hereinafter referred to as the “Agreement”) we request you to provide __________________ (specify the full name of the Borrower as per its constituent documents) on _________ “______” 20___ (specify the date of Credit provision) with the funds (Credit tranche) in the amount of _________ (___________________) ___________ (specify the amount in figures and in the brackets in writing and specify the currency for the Credit tranche)

and to credit the above mentioned funds to our Current account / Current account in foreign currency No. __________ in Gazprombank (Joint Stock Company).

The funds (Credit tranche) received will be disbursed by us for the purposes defined in clause 6.2 of the Agreement, which is confirmed by supplemented documents.

The terms and definitions used in this Request shall have the same meaning as in the Agreement, unless the context of this Request otherwise requires.

This Request for Credit disbursement shall be an integral part of the Agreement.

We also hereby confirm that as of _________ “_____” 20__ (specify the date of the Request) all the representations and warranties stated in the Agreement are complied with.

Appendix: __ pages in ___counterparts

On behalf of the Borrower

Chief accountant:
(job title of the manager/ of the authorized person) Full name Signature	Full name Signature

Appendix No. 2

to Facility agreement on opening a credit line

No. 85/13-B dd. April 26th 2013

NAMES AND DETAILS OF THE GROUP COMPANIES REFERRED TO IN THE FACILITY AGREEMENT

Urals Stampings Plant PAO – Urals Stamping Plant (Public joint stock company), legal address: 456440, Russia, 456440, Chelyabinsk region, Chebarkul, Dzerzhinskogo street, 7; OGRN: 1027401141240; INN: 7420000133.

CMP PAO – Chelyabinsk Metallurgical Plant (Public joint stock company), legal address: 454047, Russia, Chelyabinsk region, Chelyabinsk, 2-nd Paveletskaya street, 14; OGRN: 1027402812777; INN: 7450001007.

Izhstal PAO – Izhstal (Public joint stock company), legal address: Russia, 426006, Udmurt Republic, Izhevsk, Novoazhimova street, 6; OGRN: 1021801435325; INN: 1826000655.

BMP AO – Beloretsk Metallurgical Plant (Joint stock company), legal address: 1 Blyukher st., 453502, Beloretsk, the Republic of Bashkortostan, Russia; OGRN: 1020201623716; INN: 0256006322.

Trade Port Posiet AO – Trade Port Posiet (Joint stock company), legal address: Russia, 692705, Primorsky Krai, Khasansky district, Posiet, Portovaya st., 41; OGRN: 1022501193527; INN: 2531002070.

Korshunov Mining Plant PAO – Korshunov Mining Plant (Public joint stock company), legal address: Russia, 665651, Irkutsk region, Zheleznogorsk-Ilyimsky, Ivashchenko st., 9A/1; OGRN: 1023802658714; INN: 3834002314.

Southern Kuzbass PAO – Southern Kuzbass Coal Company (Public joint stock company), legal address: 652877, Russia, Kemerovo region, Mezhdurechensk, Yunosti st., 6; OGRN: 1024201388661; INN: 4214000608.

JSHC Yakutugol – Yakutugol Holding Company (Joint stock company), legal address: Russia, 678960, the Republic of Sakha (Yakutia), Neryungri, Lenin Prospect, 3/1; OGRN: 1021401009057, INN: 1434026980.

Mechel Mining AO – Mechel Mining (Joint stock company), legal address: 125167, Moscow, Krasnoarmeyskaya, 1, room 145; OGRN: 1085406013846; INN: 5406437129.

Mecheltrans OOO – Mecheltrans (Limited liability company), legal address: 125167, Russia, Moscow, Krasnoarmeyskaya street, 1; OGRN: 1027739053374; INN: 7728246919.

Port Mechel Temryuk OOO – Port Mechel Temryuk (Limited liability company), legal address: 353500, Russia, Krasnodar region, Temryuk, the port of Temryuk; OGRN: 1082352000521; INN: 2352042694.

BFP OOO – Bratsk Ferroalloys Plant (Limited liability company), legal address: Russia, 665700 Irkutsk region, Bratsk, Industrial district P 01 11 01 00; OGRN: 1033800845760; INN: 3804028227.

Mechel Service OOO – Mechel Service (Limited liability company), legal address: 127083, Russia, Moscow, Mishina street, 35; OGRN: 1057746840524; INN: 7704555837.

Mechel Energo OOO – Mechel Energo (Limited liability company), legal address: 454047, Russia, Chelyabinsk region, Chelyabinsk, 2-nd Paveletskaya street, 14; OGRN: 1027700016706; INN: 7722245108.

Mechel Coke OOO – Mechel Coke (Limited liability company), legal address: 454047, Russia, Chelyabinsk region, Chelyabinsk, 2-nd Paveletskaya street, 14; OGRN: 1067450023156; INN: 7450043423.

Kuzbass Power Sales Company PAO – Kuzbass Power Sales Company (Public joint stock company), legal address: 650036, Russia, Kemerovo region, Kemerovo, Lenin Prospect, 90/4; OGRN: 1064205110133; INN: 4205109214;

Tomusinsky Open Pit AO – Tomusinsky Open Pit (Joint stock company), legal address: Russia, 652873, Kemerovo region, Mezhdurechensk, Gorkogo street, 300; OGRN – 1024201390718; INN – 4214000020.

Mechel Carbon AG – is a company incorporated in accordance with the Swiss legislation, registered at the following address: Oberdorfstrasse 11, CH-6340 Baar, Switzerland.

Mechel Trading AG – is a company incorporated in accordance with the Swiss legislation, registered at the following address: Oberdorfstrasse 11, CH-6340 Baar, Switzerland.

Mechel International Holdings GmbH – is a company incorporated in accordance with the Swiss legislation, registered at the following address: Oberdorfstrasse 11, CH-6340 Baar, Switzerland.

Elga-road OOO – Elga-road (Limited liability company), legal address: Russia, 678960, the Republic of Sakha (Yakutia), Neryungri, Lenin Prospect, 3/1. OGRN 1161434050029, INN 1434048712.

Mechel Business Service OOO – Mechel Business Service (Limited liability company), legal address: 125167, Russia, Moscow, Krasnoarmeyskaya street, 1, OGRN 1097746354782, INN 7714783007.

Appendix No. 3

to Facility agreement on opening a credit line

No. 85/13-B dd. April 26th 2013

FINANCIAL CONTROL PROCEDURE AND PRINCIPLES

Management companies of the Group business segments are the Group companies performing management functions in respect of the Group companies belonging to the following business segments of the Group: mining, steel, power and logistics.

The company undertakes to provide all necessary conditions in order to ensure the effective work of the Deputy Chief Executive Officer and of the Financial Control Department in compliance with the following procedure and principles:

1.1	Deputy Chief Executive Officer shall be approved by Board of Directors of the Company and included to the composition of the Company Board.

1.2	Respective amendments shall be introduced into the local by-laws and regulations of the Company providing for the following:

1.2.1

Job title (and a separate staffing position) of a Deputy Chief Executive Officer, appointing the candidates from the list provided by the Bank for this position and providing and ensuring the conditions for its functioning in compliance with the provisions of this Appendix;

1.2.2

Establishing a Financial Control Department based on the candidates nominated by Deputy Chief Executive Officer and approved by Chief Executive officer of the Company and ensuring its effective work, providing and ensuring the conditions for the functioning of such Department in compliance with the provisions of this Appendix.

1.2.3

Electing the Deputy Chief Executive Officer to the Budget Committee and Investment Committee of the Company and authorizing the Deputy Chief Executive Officer to take part in the meetings of the above mentioned committees and to vote in respect of the decisions made by respective Committees (including by way of filing his/her written vote).

1.3

Deputy Chief Executive Officer shall be entitled to initiate the procedure for making amendments to the local by-laws (regulations) of the Company / Management companies of the Group regulating the work of the Committees for Investment, Strategical Planning, Budget and Financial Liabilities Performance Monitoring.

Appendix No. 4

to Facility agreement on opening a credit line

No. 85/13-B dd. April 26th 2013

PERMITTED INTRAGROUP INDEBTEDNESS

The terms used for the purposes of this Appendix No. 4 shall have the following meanings:

Credit repayment date is the final repayment date of the indebtedness under the Credit line (the way this term is defined in this Agreement).

CII renewal date is March 31st 2016.

Mechel is Mechel PAO.

Non-obligors or NOs are all Group companies but for Obligors, Obligors (2%) and Mechel.

Obligors or Os are all Obligors (100%), Obligors (2%) and Mechel.

Obligors (2%) or Os (2%) are the following Group companies;

1.	Korshunov Mining Plant PAO;

2.	In case of occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of Izhstal PAO mentioned in clause 4.24.5(b) of this Agreement – Izhstal PAO.

3.

In case of occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of Trade Port Posiet AO mentioned in clause 4.24.5(b) of this Agreement – Trade Port Posiet AO.

4.	In case of occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of BMP AO mentioned in clause 4.24.5(a) of this Agreement – BMP AO.

5.	In case of occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of CMP PAO mentioned in clause 4.24.5(a) of this Agreement – CMP PAO.

6.

In case of occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of Urals Stampings Plant PAO mentioned in clause 4.24.5(a) of this Agreement – Urals Stampings Plant PAO.

7.	Mechel Carbon AG.

Obligors (100%) or Os (100%) are the following Group companies:

At any moment during the effective period of the Facility agreement:

1.	Mechel Service OOO;

2.	Mechel Energo OOO;

3.	Mechel Mining AO;

4.	JSHC Yakutugol;

5.	Southern Kuzbass PAO;

6.	Mechel Coke OOO; and

7.	Mecheltrans OOO;

8.	Mechel Business Service OOO;

9.	The Trader with which a guarantee or a suretyship agreement is concluded as per clause 4.18 of the Agreement; and

10.	Prior to occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of Izhstal PAO mentioned in clause 4.24.5(b) of this Agreement - Izhstal PAO.

11.

Prior to occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of Trade Port Posiet AO mentioned in clause 4.24.5(b) of this Agreement - Trade Port Posiet AO.

12.	Prior to occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of CMP PAO mentioned in clause 4.24.5(a) of this Agreement - CMP PAO.

13.	Prior to occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of BMP AO mentioned in clause 4.24.5(a) of this Agreement - BMP AO.

14.

Prior to occurrence of the Dissolving condition (Approval) in respect of the resolution of the authorized bodies of Urals Stampings Plant PAO mentiond in clause 4.24.5(a) of this Agreement - Urals Stampings Plant PAO.

Current intragroup loans mean agreements on Intragroup indebtedness the Obligors are parties to and concluded prior to the CII renewal date.

Permitted CII means:

Current intragroup loans meeting the conditions stated in clause 1 of this Appendix No. 4; and

the Aggregated sum of the interrelated loans the Obligors are the parties to provided that all the below listed conditions are met:

1.1	The procedure for granting and the parties and terms and conditions for such loans have been agreed with the Bank;

1.2	the Aggregated indebtedness under the Intragroup indebtedness created by such loan does not exceed RUB 15,000,000,000 (Fifteen billion rubles);

1.3	There is no collateral by such loans;

1.4	The loans will be granted before March 31st 2016.

Provided that the terms and conditions stated in this Appendix are complied with the following transactions related to the creation, raising and repayment of the Intragroup indebtedness shall be considered permitted for the purposes listed in clause 4.23.3 of the Facility agreement:

Current intragroup indebtedness

1.	Intragroup indebtedness under the Current intragroup loans is permitted provided the following conditions are simultaneously met:

1.1

A complete list of the Current intragroup loans with the description of their main terms and conditions (amount, period, interest rate (interest payments), collateral (if any) and type of collateral) will be provided to the Creditor at least on the date of signing Amendment agreement No.1; and

1.2	All pledges and suretyships as well as other collateral under the Current intragroup loans will be terminated as follows:

1.2.1	By no later than on December 31st 2015, if the Enforcement date precedes December 31st 2015;

1.2.2	By no later than on the Enforcement date, if the Enforcement date is later that December 31st 2015; and

1.3

If the period of a Current intragroup loan is shorter than the Credit period, the parties to such loan shall ensure its prolongation for a new period so that such loan would not be due prior to Repayment date of the Credit. This condition shall not apply to the Current intragroup loans under which Tomusinsky Open Pit AO is a creditor.

Transactions between Obligors and Non-obligors

2.

Transactions related to creating and raising an Intragroup indebtedness under which the creditor is any Obligor and the borrower is any Non-obligor (“Os –NOs transactions”) are permitted in the following cases:

2.1	Os –NOs transaction is a Permitted CII (“Prior Os –NOs transactions”); or

2.2	Os –NOs transaction is not a Permitted CII (“New Os –NOs transactions”), but at that:

2.2.1

The aggregated amount of the Intragroup indebtedness under New OS –NOs transactions any moment during each year starting from the CII renewal date does not exceed RUB 2,000,000,000 (Two billion rubles); and

2.2.2

The aggregated amount of the Intragroup indebtedness under New OS –NOs transactions as of December 31st of each year does not exceed the Intragroup indebtedness by all OS –NOs transactions as of December 31st of the previous year by RUB 1,000,000,000 (One billion rubles).

3.	Repayment of the indebtedness and payment of the interest under the OS –NOs transactions is allowed without any restrictions.

4.

Transactions related to creating and raising an Intragroup indebtedness under which the creditor is any Non-obligor and the borrower is any Obligor (“NOs–Os transactions”) are permitted in the following cases:

4.1	NOs–Os transaction is a Permitted CII and the condition stated in sub-clause 5 of this Appendix is met; or

4.2	NOs–Os transaction is not a Permitted CII but at that:

4.2.1	The condition stated in sub-clause 5 of this Appendix is met; and

4.2.2

Such NOs–Os transaction is a loan from Mechel Trading AG and/or Mechel International Holdings Gmbh for the period not exceeding 3 (Three) months and the aggregated amount of the Intragroup indebtedness under such loans of Mechel Trading AG and/or Mechel International Holdings Gmbh any moment does not exceed RUB 3,000,000,000 (Three billion rubles); or

4.2.3

Such NOs–Os transaction is a loan from Kuzbass Power Sales Company PAO provided to Mechel Energo OOO and the aggregated amount of the Intragroup indebtedness under such loans any moment during the Credit period does not exceed RUB 500,000,000 (Five hundred rubles); or

4.2.4	NOs–Os transaction is not a loan mentioned in sub-clauses 4.2.1—4.2.3 above and meets the following criteria:

4.2.4.1	The date of final repayment of the Intragroup indebtedness under such NOs–Os transaction:

4.2.4.1.1	Occurs prior to the Credit repayment date; or

4.2.4.1.2	Occurs prior to the Credit repayment date but at that the repayment is effected in the amount and in cases provided for in clause 6 below.

5.	No interest payments is performed under any NOs–Os transaction prior to the Credit repayment date except for the cases when the following conditions are met:

5.1

The amounts of the interest payments received shall be used for the purpose of providing any Os with a loan permitted as per clause 4 of this Appendix within 10 (Ten) Business days from the day such interest payments were received; and

5.2

The Bank was provided with full information related to payment of such interest payment and to the NOs–Os transaction (including the date of respective transaction, amount, number(s) of agreement(s), name of the lender and of the borrower and terms and conditions of the new loan) within 5 (Five) Business days after the conclusion of the NOs–Os transaction mentioned in sub-clause 5.1 of this Appendix.

6.	Indebtedness repayment and interest payment under NOs–Os transactions shall be allowed only in respect of the following NOs–Os transactions:

6.1	Permitted CII the creditor under which is Tomusinsky Open Pit AO;

6.2

Under all other NOs–Os transactions except for those listed in sub-clause 6.1 provided that the aggregate amount of the repaid Intragroup indebtedness under NOs–Os transactions does not exceed RUB 1,000,000,000 (One billion rubles) per year.

Transactions between Non-obligors

7.	Any transactions between Non-obligors related to creating, raising and repaying the Intragroup indebtedness are permitted provided that there is no collateral under such transactions.

Mechel transactions

8.

Transactions related to creating and raising an Intragroup indebtedness under which the creditor is Mechel and the borrower is any Obligor (“Mechel–Os transactions”) are permitted in the following cases:

8.1	Mechel–Os transaction is a Permitted CII; or

8.2	Mechel–Os transaction is not a Permitted CII but at that:

8.2.1	The final repayment date of the Intragroup indebtedness under such Mechel-Os transaction:

8.2.1.1	occurs not earlier that the Credit repayment date; or

8.2.1.2	occurs prior to the Credit repayment date but at that repayment is effected in the amount and in cases provided for by clause 9 below.

9.

Repayment of the Intragroup indebtedness and interest payment under Mechel-Os transactions shall be permitted only in case if the funds received by Mechel for the purpose of repayment of the Intragroup indebtedness under Mechel-Os transactions are used for the following purposes in the amount not covered by funds received by Mechel as dividends as per clause 4.23.10 of this Agreement:

9.1	Repayment of the indebtedness and payment of coupon payments under the bonded loans of Mechel issued prior to the CII renewal date and disclosed to the Bank prior to the CII renewal date;

9.2	Interest (overdue interest) payment under credit agreements with VTB Bank (PJSC) and, starting from April 2017, principal repayment under such credit agreements;

9.3	Within 10 (Ten) Business days from the date respective funds are received for the purpose of providing any Os with a loan permitted as per clause 8 above;

9.4	Intragroup indebtedness repayment and interest payment under Mechel-Os transactions;

9.5

Indebtedness repayment and interest payment under credit agreements with Joint-Stock Commercial Bank “Bank of China (Eluosi)” (closed joint stock company), legal address: 129110, Moscow, prospect Mira, 72; INN: 7706027060; OGRN: 1027739857551 concluded prior to the CII renewal date in the amount not exceeding RUB 60,000,000 (Sixty million rubles);

9.6	Payment of the purchase price under the assets (shares) sales and purchase agreements concluded prior to the CII renewal date in the amount not exceeding:

9.6.1	USD 33,000,000 (Thirty-three million US dollars) during 2015;

9.6.2	USD 75,000,000 (Seventy-five million US dollars) during the period from January 1st 2016 to the Credit repayment date.

10.

Mechel transactions related to creating and raising an Intragroup indebtedness under which the creditor is any Obligor and the borrower is Mechel (“Os-Mechel transactions”) are permitted in the following cases:

10.1	Os-Mechel transaction is a Permitted CII; or

10.2

Os-Mechel transaction is not a Permitted CII but at that the funds received by Mechel from such Os-Mechel transactions are used by Mechel for the purposes provided for by sub-clauses 9.1—9.6 above in the amount not covered by the funds received by Mechel as dividends as per clause 4.23.10 of this Agreement.

11.	Repayment of the indebtedness and payment of the interest under the OS–Mechel transactions is allowed without any restrictions.

Transactions between other Obligors

12.

Transactions related to creating and raising an Intragroup indebtedness under which the creditor is any Obligor (2%) and the borrower is an Obligor (100%) (“Os(2%)-Os (100%) transactions”) except for the following cases:

12.1	The Os(2%)-Os (100%) transactions under which the creditor is Korshunov Mining Plant PAO and at that:

12.1.1	The Borrower is any Os (100%) except for Mechel Mining AO, JSHC Yakutugol, or Mechel Coke OOO; and

12.1.2	Such Os(2%)-Os (100%) transaction is not a Permitted CII; and

12.1.3

The aggregated amount of the Intragroup indebtedness under such Os(2%)-Os (100%) transactions any moment prior to the final repayment date of the indebtedness under the Credit line does not exceed RUB 3,000,000,000 (Three billion rubles);

12.2	The Os (2%)-Os (100%) transactions under which the creditor is Mechel Carbon AG and such transaction is not a Permitted CII.

13.	Indebtedness repayment and interest payment under Os (2%)-Os (100%) transactions is permitted only in the following cases:

13.1

Under the Os (2%)-Os (100%) transactions under which the creditor is Urals Stampings Plant PAO or BMP AO, and the borrower is Mechel Energo OOO in the amount not exceeding RUB 1,500,000,000 (One billion five hundred million rubles) during each year starting from the CII renewal date;

13.2

Under the Os (2%)-Os (100%) transactions mentioned in clause 12.1 above the Aggregate amount of the Intragroup indebtedness under which does not exceed RUB 3,000,000,000 (Three billion rubles) during each year starting from the CII renewal date in the amount not exceeding RUB 3,000,000,000 (Three billion rubles) during each year starting from the CII renewal date.

14.

Transactions between Obligors (2%) related to creating and raising an Intragroup indebtedness are permitted except for the transactions under which the borrower is Korshunov Mining Plant PAO and/or Mechel Carbon AG and such transaction is not a Permitted CII.

15.

Indebtedness repayment and interest payment under transactions between Obligors (2%) related to creating and raising an Intragroup indebtedness is permitted except for indebtedness repayment and interest payment to Korshunov Mining Plant PAO and/or Mechel Carbon AG as creditors.

16.	Any transactions between Obligors (100%) related to creating and raising and repayment of an Intragroup indebtedness are permitted.

17.	Transactions related to creating and raising of an Intragroup indebtedness under which any Obligor (100%) is a creditor and any Obligor (2%) is a borrower (“Os (100%)-Os (2%)”) are permitted, if:

17.1	Os (100%)-Os (2%) transaction is a Permitted CII; or

17.2

Os (100%)-Os (2%) transaction is not a Permitted CII but the aggregated amount of such transactions does not exceed RUB 1,000,000,000 (One billion rubles) during each year starting from the CII renewal date.

18.	Repayment of the indebtedness and payment of the interest under the Os (100%)-Os (2%) is allowed without any restrictions.

Appendix No. 5

to Facility agreement on opening a credit line

No. 85/13-B dd. April 26th 2013

TEMPLATE FOR THE QUARTERLY STATEMENT ON CAPITAL EXPENSES

Statement on capital expenses, thous. RUB

                 APPROVED

by CEO of Mechel PAO

                Oleg V. Korzhov

Deputy CEO for Financial Control

M. Darbinyan

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Total
Mining segment
Southern Kuzbass

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Increasing the mining volumes of Sibirginskaya Mine (underground mining)											Mining volumes growth up to 2.4 mln. ton per year
Maintenance costs:
Project 1
Project 2
Project 3
Yakutugol
Railway construction and development of Elga deposit											Ensure mining volumes growth up to 11.7 mln. ton per year and railway transportation of coal by increasing the transportation capacity of the rail road
Maintenance costs:

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Project 1
Project 2
Project 3
Korshunov Mining Plant
Deepening the open-pit bottom of Rudnogorsk Open Pit and Korshunov Open Pit to get access to the lower horizons											Increasing reserves-to-production ratio for the company
Maintenance costs:
Project 1
Project 2
Project 3
Moscow Coke and Gas Plant

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Maintenance costs:
Project 1
Project 2
Project 3
Mechel Coke
Maintenance costs:
Project 1
Project 2
Project 3
Steel segment
CMP

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Completion of the Universal Structural Mill construction											Production output of up to 1.1 mln. ton of rolled steel products per year (rails and beams)
Oxygen converter shop reconstruction											Increasing the melting volume per one smelt up to 152 ton
Maintenance costs:
Project 1
Project 2
Project 3
BMP
Maintenance costs:
Project 1

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Project 2
Project 3
Urals Stampings Plant
Maintenance costs:
Project 1
Project 2
Project 3
Izhstal
Maintenance costs:
Project 1
Project 2
Project 3

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Vyartsilya Metal Products Plant
Maintenance costs:
Project 1
Project 2
Project 3
Nemunas
Maintenance costs:
Project 1
Project 2
Project 3
Donetsk Electrometallurgical Plant

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Maintenance costs:
Project 1
Project 2
Project 3
BFP
Maintenance costs:
Project 1
Project 2
Project 3
Power segment

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Southern Kuzbass Power Plant
Maintenance costs:
Project 1
Project 2
Project 3
Kuzbass Power Sales Company
Maintenance costs:
Project 1
Project 2
Project 3
Mechel Energo

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Maintenance costs:
Project 1
Project 2
Project 3
Logistics segment
Port Posiet
Technical re-equipment of the port											Port capacity growth up to 9 mln. ton per year
Maintenance costs:
Project 1
Project 2

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Project 3
Port Mechel Temryuk
Maintenance costs:
Project 1
Project 2
Project 3
Port Vanino
Maintenance costs:
Project 1
Project 2
Project 3

	Current year, mln. RUB						Total amount of the investment project, mln. USD	Completed during previous years	Budget utilization by investment project
Investment projects within enterprises	Plan based on model		Fact		Deviation					Comments	Project concept
	Current period	Cumulative total	Current period	Cumulative total	Current period	Cumulative total
Other
Mechel Materials
Construction of Portland cement mill to produce cement from the slags of CMP											Construction of the facilities to produce Portland cement with a capacity of 1.6 mln. ton per year
Maintenance costs:
Project 1
Project 2
Project 3

Appendix No. 6

to Facility agreement on opening a credit line No. 85/13-B dd. April 26th 2013

TEMPLATE FOR THE GROUP LIQUIDITY STATEMENT

Liquidity statement as of the date, thous. RUB

APPROVED

by CEO of Mechel PAO

Oleg V. Korzhov

Deputy CEO for Financial Control

M. Darbinyan

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ / -%	plan next month
Currency conversion
Opening balance
incl. balance in block

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
free opening balance
Revenues
Receipts from third parties
Mining segment
Yakutugol
Southern Kuzbass
Mechel Coke
Korshunov Mining Plant
Steel segment
CMP
Urals Stampings Plant

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
Mechel Service
Metalware segment
BMP
Power segment
Mechel Energo
Logistics segment
Mecheltrans
Port Posiet
Mechel Temryuk
Mechel Materials (incl. Kinel)
other enterprises

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
settlements with Kuzbass Power Sales Company
tax refund
borrowings
other receipts
receipts from MSG
changes in blocks per day
for distribution
Expenditures
oper. + inv. activities

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
salary and wages
taxes:
taxes, written off
taxes, paid
gas (Novatek, Rosneft)
means of individual protection
legal services

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
freight MCAG
corporate audit
Mechel Materials (incl. Kinel)
oper. activities
inv. activities
Mechel Business Service
oper. activities
inv. activities
Finkom Invest
oper. activities

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
inv. activities
Mechel OAO
oper. activities
inv. activities
Southern Urals Nickel Plant
oper. activities
inv. activities
other enterprises
oper. activities
inv. activities
settlements with Elgaugol

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
settlements with Kuzbass Power Sales Company
Mining segment
oper. activities
Yakutugol
Southern Kuzbass
Mechel Coke
Korshunov Mining Plant
inv. activities
Yakutugol
Southern Kuzbass

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
Mechel Coke
Korshunov Mining Plant
Steel segment
oper. activities
CMP
Urals Stampings Plant
Mechel Service
inv. activities
CMP
Urals Stampings Plant
Mechel Service
Metalware segment

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
oper. activities
BMP
inv. activities
BMP
Power segment
WEM
networks
power production
other
Southern Kuzbass Power Plant
written off

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
TOTAL less WEM
inv. activities
Logistics segment
Russian Railways
leased transport: Mtrans
leased transport: Segments
other
written off
TOTAL less Russian Railways
inv. activities
inv. activities (FYR)

month
fact (previous month)
indicator	AP as of xx/xx/xxxx	Overdue AP as of xx/xx/xxxx	plan previous month	Equiv.	RUB	Dollar	Euro	Mutual settlements	Bills of exchange	+ /-%	plan next month
financial operations
principal
interest
Fees and charges
leasing
factoring
sublease
other

Appendix No. 7

to Facility agreement on opening a credit line No. 85/13-B dd. April 26th 2013

TEMPLATE FOR THE STATEMENT ON FINANCIAL INDEBTEDNESS OF THE GROUP COMPANIES

APPROVED

by CEO of Mechel PAO

Oleg V. Korzhov

Deputy CEO for Financial Control

M. Darbinyan

Ref. No.	Creditor	Borro- wer	Credit type (intrag- roup loan, credit, overdraft, revolving facility, leasing, repo, etc.)	Currency	Outstanding balance as of			xx/xx/ xxxx	Outsta- nding balance in RUB as of XXX XXX XX	Repay- ments in RUB Q 3 2015	Repay- ments in RUB Q 4 2015	Repay- ments in RUB 2015	Repay- ments in RUB Q 1 2016	Repay- ments in RUB Q 2 2016	...	Repay- ments in RUB 2021	Repay- ments in RUB And further on	Security	Guara- ntees, surety- ships 1	Guara- ntees, suret- yships 2	Guara- ntees, suret- yships 3	Guar- antees, suret- yships 4	Guar- antees, suret- yships 5
					RUR	USD	EUR	Other

Exchange rates

RUB / USD
EUR / USD

Appendix No. 8

to Facility agreement on opening a credit line No. 85/13-B dd. April 26th 2013

TEMPLATE FOR THE STATEMENT ON DAILY ACCOUNT BALANCES IN CREDIT INSTITUTIONS

APPROVED

by CEO of Mechel PAO

                Oleg V. Korzhov

Deputy CEO for Financial Control

M. Darbinyan

Statement on daily account balances in credit institutions

Period:

Reporting currency: RUB (thous.)

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Cleared balance
RUB
USD
Euro
GBP
UAH
KZT

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
SGD
Steel segment
RUB
USD
Euro
KZT
CMP
RUB
USD
Euro
Izhstal
RUB
Izhstal-Avto OOO
RUB
Izhstal –TNP OOO
RUB
Urals Stampings Plant
RUB
USD

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Chelyabinsk branch of Urals Stampings Plant
RUB
USD
Euro
MC Mechel Steel
RUB
Mechel Service Russia
RUB
USD
Euro
Mechel Service Kazakhstan
USD
KZT
Mechel Trading
RUB
USD
Euro
BFP
RUB
VtorResurs
RUB

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Mechel Vtormet OOO
RUB
Spetsremzavod
RUB
PromMet OOO
RUB
Metalware segment
RUB
USD
Euro
BMP
RUB
USD
Euro
Vyartsilya Metal Products Plant
RUB
Euro
Nemunas
USD
Euro

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
BMP-Invest
RUB
Trading House Beloretsky
RUB
Mining segment
RUB
USD
Euro
SGD
Moscoke
RUB
Mechel Coke
RUB
USD
Southern Kuzbass
RUB
USD
Euro
Tomusinsky Open Pit
RUB

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
MID OOO
RUB
Transkol OOO
RUB
Southern Kuzbass Coal Company
RUB
USD
Euro
Resurs-Ugol OOO
RUB
SP Romantika OOO
RUB
Vzryvprom Yuga Kuzbassa OAO
RUB
Shakhtsspetsstroy OOO
RUB
Yakutugol
RUB
USD
Euro

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Neryungrinskaya avtobaza OOO
RUB
Holding Company Yakutugol
RUB
USD
Euro
Korshunov Mining Plant
RUB
Mechel Mining Management Company
RUB
Mechel Mining OAO
RUB
Mechel Carbon
RUB
USD
Euro
SGD

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Mechel Carbon AG
RUB
USD
Euro
Mechel Carbon (Singapore) PTE Ltd
RUB
USD
Euro
SGD
EKOS PLUS
RUB
Mechel Engineering
RUB
Mechel Remservice
RUB
Metallurgshakhtsspetsstroy
RUB
Elgaugol OOO
RUB
USD
Euro

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Sales segment
RUB
Euro
Mechel Materials
RUB
Euro
Pugachevsky Open Pit
RUB
Logistics segment
RUB
USD
Euro
UAH
Mecheltrans Vostok
RUB
USD
Mecheltrans OOO
RUB
USD
Euro

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Port Posiet
RUB
Euro
Port Kambarka
RUB
Port Temryuk
RUB
USD
Port Mechel Vanino OOO
RUB
Marine Cargo Transportation (MGP)
RUB
Agency Swan
RUB
USD
Mecheltrans Avto OOO
RUB
Mecheltrans Management Company OOO
RUB

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Mecheltrans Ukraine
USD
UAH
Power segment
RUB
Mechel Energo
RUB
Kuzbass Power Sales Company
RUB
Southern Kuzbass Power Plant
RUB
Elektroset
RUB
TEU
RUB
Other
RUB
USD
Euro
GBP
KZT

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
Mechel Trading House
RUB
Kaznickel
USD
KZT
Oriel Holding
RUB
USD
Euro
GBP
Mechel Business Service
RUB
Mechel OAO
RUB
USD
Euro
Finkom Invest
RUB

Type of balance / Enterprise/segment / Currency / Type of bank account	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	....	31/xx/xxxx
MIH
RUB
USD
Euro

Appendix No. 9

to Facility agreement on opening a credit line No. 85/13-B dd.

April 26th 2013

REPAYMENT SCHEDULE UNDER THE PRINCIPAL STARTING FROM MAY 20th 2020

No.	Repayment date	Amount to be repaid
1.	20-05-20	108,039,094.29
2.	20-06-20	108,039,094.29
3.	20-07-20	108,039,094.29
4.	20-08-20	108,039,094.29
5.	20-09-20	108,039,094.29
6.	20-10-20	108,039,094.29
7.	20-11-20	108,039,094.29
8.	20-12-20	108,039,094.29
9.	20-01-21	108,039,094.29
10.	20-02-21	108,039,094.29
11.	20-03-21	108,039,094.29
12.	20-04-21	108,067,525.05
13.	20-05-21	108,067,525.05
14.	20-06-21	108,067,525.05
15.	20-07-21	108,067,525.05
16.	20-08-21	108,067,525.05
17.	20-09-21	108,067,525.05
18.	20-10-21	108,067,525.05
19.	20-11-21	108,067,525.05
20.	20-12-21	108,067,525.05
21.	20-01-22	108,067,525.05
22.	20-02-22	108,067,525.05
23.	20-03-22	108,067,525.05
24.	20-04-22	182,883,503.94
25.	20-05-22	182,883,503.94
26.	20-06-22	182,883,503.94
27.	20-07-22	182,883,503.94
28.	20-08-22	182,883,503.94
29.	20-09-22	182,883,503.94
30.	20-10-22	182,883,503.94
31.	20-11-22	182,883,503.94
32.	20-12-22	182,883,503.94
33.	20-01-23	182,883,503.94
34.	20-02-23	182,883,503.94
35.	20-03-23	182,883,503.94
36.	20-04-23	201,587,498.66
37.	20-05-23	201,587,498.66
38.	20-06-23	201,587,498.66
39.	20-07-23	201,587,498.66

No.	Repayment date	Amount to be repaid
40.	20-08-23	201,587,498.66
41.	20-09-23	201,587,498.66
42.	20-10-23	201,587,498.66
43.	20-11-23	201,587,498.66
44.	20-12-23	201,587,498.66
45.	20-01-24	201,587,498.66
46.	20-02-24	201,587,498.66
47.	20-03-24	201,587,498.66
48.	20-04-24	247,308,374.64
49.	20-05-24	247,308,374.64
50.	20-06-24	247,308,374.64
51.	20-07-24	247,308,374.64
52.	20-08-24	247,308,374.64
53.	20-09-24	247,308,374.64
54.	20-10-24	247,308,374.64
55.	20-11-24	247,308,374.64
56.	20-12-24	247,308,374.64
57.	20-01-25	247,308,374.64
58.	20-02-25	247,308,374.64
59.	20-03-25	247,308,374.64
60.	20-04-25	328,359,018.43
61.	20-05-25	328,359,018.43
62.	20-06-25	328,359,018.43
63.	20-07-25	328,359,018.43
64.	20-08-25	328,359,018.43
65.	20-09-25	328,359,018.43
66.	20-10-25	328,359,018.43
67.	20-11-25	328,359,018.43
68.	20-12-25	328,359,018.43
69.	20-01-26	328,359,018.43
70.	20-02-26	328,359,018.43
71.	20-03-26	328,359,018.43
72.	20-04-26	448,895,873.30
73.	20-05-26	448,895,873.30
74.	20-06-26	448,895,873.30
75.	20-07-26	448,895,873.30
76.	20-08-26	448,895,873.30
77.	20-09-26	448,895,873.30
78.	20-10-26	448,895,873.30
79.	20-11-26	448,895,873.30
80.	20-12-26	448,895,873.30
81.	20-01-27	448,895,873.30
82.	20-02-27	448,895,873.30
83.	20-03-27	outstanding debt

Appendix No. 10

to Facility agreement on opening a credit line No. 85/13-B dd.

April 26th 2013

REPAYMENT SCHEDULE FOR THE PRINCIPAL IN CASE OF PROLONGATION OF THE PRINCIPAL REPAYMENT

No.	Repayment date	Amount to be repaid
1.	20-03-27	448,895,873.30
2.	20-04-27	158,974,861.95
3.	20-05-27	158,974,861.95
4.	20-06-27	158,974,861.95
5.	20-07-27	158,974,861.95
6.	20-08-27	158,974,861.95
7.	20-09-27	158,974,861.95
8.	20-10-27	158,974,861.95
9.	20-11-27	158,974,861.95
10.	20-12-27	158,974,861.95
11.	20-01-28	158,974,861.95
12.	20-02-28	158,974,861.95
13.	20-03-28	158,974,861.95
14.	20-04-28	158,974,861.95
15.	20-05-28	158,974,861.95
16.	20-06-28	158,974,861.95
17.	20-07-28	158,974,861.95
18.	20-08-28	158,974,861.95
19.	20-09-28	158,974,861.95
20.	20-10-28	158,974,861.95
21.	20-11-28	158,974,861.95
22.	20-12-28	158,974,861.95
23.	20-01-29	158,974,861.95
24.	20-02-29	158,974,861.95
25.	20-03-29	158,974,861.95
26.	20-04-29	158,974,861.95
27.	20-05-29	158,974,861.95
28.	20-06-29	158,974,861.95
29.	20-07-29	158,974,861.95
30.	20-08-29	158,974,861.95
31.	20-09-29	158,974,861.95
32.	20-10-29	158,974,861.95
33.	20-11-29	158,974,861.95
34.	20-12-29	158,974,861.95
35.	20-01-30	158,974,861.95
36.	20-02-30	158,974,861.95
37.	20-03-30	outstanding debt

Appendix No. 11

to Facility agreement on opening a credit line No. 85/13-B dd.

April 26th 2013

Credit agreements concluded between Bank GPB (JSC) and Group companies

1.	Facility agreement on opening a credit line No. 227/12-B dd. April 27th 2012 between Southern Kuzbass PAO and Bank GPB (JSC), as amended and restated;

2.	Facility agreement on opening a credit line No. 4211-051 dd. September 30th 2011 between Trade Port Posiet AO and Bank GPB (JSC), as amended and restated;

3.	Facility agreement on opening a credit line No. 2613-173-K dd. April 12th 2013 between Urals Stampings Plant PAO and Bank GPB (JSC), as amended and restated;

4.	Facility agreement on opening a credit line No. 2612-200-K dd. May 2nd 2012 between CMP PAO and Bank GPB (JSC), as amended and restated;

5.	Facility agreement on opening a credit line No. 2613-172-K dd. April 12th 2013 between BMP AO and Bank GPB (JSC), as amended and restated;

6.	Facility agreement on opening a credit line No. 49/11-P dd. March 15th 2011 between Mechel Coke OOO and Bank GPB (JSC), as amended and restated;

7.	Facility agreement on opening a credit line No. 84/13-B dd. April 26th 2013 between Southern Kuzbass PAO and Bank GPB (JSC), as amended and restated;

8.	Facility agreement on opening a credit line No. 85/13-B dd. April 26th 2013 between JSHC Yakutugol and Bank GPB (JSC), as amended and restated;

9.

Facility agreement on opening a credit line No. 2612-196-K dd. May 4th 2012 between Mechel Energo OOO, Southern Kuzbass PAO, CMP PAO, Urals Stampings Plant PAO and Bank GPB (JSC), as amended and restated;

10.

Facility agreement on opening a credit line No. 2612-195-K dd. May 3rd 2012 between Mechel Service OOO, Southern Kuzbass PAO, CMP PAO, Urals Stampings Plant PAO, Mechel Coke OOO and Bank GPB (JSC), as amended and restated.

11.	Agreement on overdraft borrowing No. 2615-187-K dd. June 25th 2015 between Mechel Service OOO and Bank GPB (JSC), as amended and restated;

12.	Agreement on overdraft borrowing No. 2615-188-K dd. June 25th 2015 between CMP PAO and Bank GPB (JSC), as amended and restated;

Appendix No.2

to Amendment agreement No.6 dd. April 20th 2020

to Facility agreement No.85/13-B dd. April 26th 2013

CALENDAR PAYROLL CARD PROJECT

		Schedule in weeks, starting from T11
Ref. No		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
		T	T + 1 calendar week	T + 2 calendar weeks	T + 3 calendar weeks	T + 4 calendar weeks	T + 5 calendar weeks	T + 6 calendar weeks	T + 7 calendar weeks	T + 8 calendar weeks	T + 9 calendar weeks	T + 10 calendar weeks	T + 11 calendar weeks	T + 12 calendar weeks	T + 13 calendar weeks	T + 14 calendar weeks
1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17
1	Appointment of the employees in charge of payroll card project implementation (card agreement conclusion, cards issuance, cards delivery, payroll accounting, ATM installation) Last,first,middle names, job titles, telephone numbers, e-mail (Bank is responsible, Company is responsible)
2	Payroll card agreement –Application request for joining the offer agreement (Bank is responsible, Company is responsible)

[11]	T – Restructuring date

3	Visual examination of the place of ATM installation within the enterprise premises (Company is responsible, Bank is responsible)
4	ATM installation and switching (Bank is responsible)
5	ATM cash collection (Bank is responsible)
6	Preparation of the informational materials and filing such materials to the Company so that they could be provided in digital form and in paper (presentations, fliers, information stands, billposters, etc.) (Bank is responsible)
7	Informing the enterprise employees of launching the project with Bank GPB (JSC) (Company is responsible)

8	Generating a schedule for the performance of information events (presentations) to highlight the advantages and benefits of the payroll card project for the employees (Company is responsible, Bank is responsible)
9	Performance of the information events related to highlighting the advantages and benefits of the payroll card project for the employees based on the previously agreed schedule (Bank is responsible)
10	Filing a format for the registry of the employees whom payroll cards are to be issued for to the Company (Bank is responsible)
11	Preparation of the register of persons whom payroll cards are to be issued for (Company is responsible)

12	Filing the register of persons whom payroll cards are to be issued for to the Bank (Company is responsible)
13	Cards issuance based on a correct register received from the Company. Issuance of cards with account reserving (Bank is responsible)
14	Generating a schedule for the delivery of the issued cards (Bank is responsible, Company is responsible)
15	Increasing the headcount of the Bank employees to perform cards delivery (Bank is responsible)
16	Preparation (printing out) of the application requests for cards issuance (Bank is responsible)

17	Delivery of issued cards to employees within the enterprise premises based on the previously agreed schedule (Bank is responsible)
18	Filing the information on numbers of opened accounts to the Company (Bank is responsible)
19	Preparation and sending to the Bank of the documents in electronic format by e-mail to ensure the crediting of the monetary funds to the accounts of the Company employees’ bank cards (Company is responsible)
20	Acceptance and processing of the documents handed over by Company in electronic format to ensure the crediting of the monetary funds to the accounts (Bank is responsible)

21	Crediting of the monetary funds to accounts of the Company employees’ bank cards (Bank is responsible)
22	Payroll card project administration; Updating the informational materials; visits of the Bank specialists to the premises of the Company.

Appendix No.3

to Amendment agreement No.6 dd. April 20th 2020

to Facility agreement No.85/13-B dd. April 26th 2013

THE GROUP COMPANIES SIGNING THE CALENDAR PLAN FOR THE PAYROLL CARD PROJECT

Company/enterprise name as per charter	Registered address	Quantity of cards (pcs)
Southern Kuzbass PAO	Russia, 652877, Kemerovo region, Mezhdurechensk, Yunosti street, 6	7 358

JSHC Yakutugol

JSHC Yakutugol

Russia, 678960, the Republic of Sakha (Yakutia), Neryungri, Lenin Prospect, 3/1

Kangalassky Open Pit (a branch of JSHC Yakutugol)

Russia, 677903, the Republic of Sakha (Yakutia), Yakutsk, microdistrict Kangalassy, 26 Partsyezda, 5

Dzhebariki-Khaya Open Pit (a branch of JSHC Yakutugol)

Russia, 678711, the Republic of Sakha (Yakutia), Tomponsky district, settlement Dzhebariki-Khaya

2 939

Mechel Coke OOO	Russia, 454047, Chelyabinsk region, 2-nd Paveletskaya street, 14	1 437

Izhstal PAO	Russia, 426006, Udmurt Republic, Izhevsk, Novoazhimova street, 6	3 003

BMP AO	1 Blyukher street, 453500, Beloretsk, the Republic of Bashkortostan, Russia	5 549